    As filed with the Securities and Exchange Commission on October 7, 1997
                                                        Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       CERTIFIED DIABETIC SERVICES, INC.
            (Exact name of registrant as specified in its charter)




             Delaware                              8099                      65-0765452
   (State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
   incorporation or organization)      Classification Code Number)      Identification Number)


                              1951 J&C Boulevard
                             Naples, Florida 34109
                                (941) 591-1061
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Peter J. Fiscina
                   President and Principal Executive Officer
                       Certified Diabetic Services, Inc.
                              1951 J&C Boulevard
                             Naples, Florida 34109
                                (941) 591-1061
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)



                       Copies of all correspondence to:



     Stephan J. Mallenbaum, Esq.       Robert S. Matlin, Esq.
     Jonathan H. Spanbock, Esq.       William N. Haddad, Esq.
             Bryan Cave LLP          Camhy Karlinsky & Stein LLP
             245 Park Avenue               1740 Broadway
      New York, New York 10167        New York, New York 10019
             (212) 692-1800                (212) 977-6600


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /


     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

===============================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                       Proposed
                                                                     Proposed          Maximum
                                                                     Maximum          Aggregate
   Title of Each Class of Securities to be      Amount to be    Offering Price Per     Offering        Amount of
                 Registered                      Registered          Share(2)          Price(2)     Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1)  ............     575,000            $  6.50          $3,737,500        $1,132.46
-------------------------------------------------------------------------------------------------------------------------
Representative's Warrants, each to purchase
 one share of Common Stock, par value $.01 ...     50,000            $ .0001          $5                       (3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01  ...............      50,000(4)         $  7.80          $  390,000        $  118.17
-------------------------------------------------------------------------------------------------------------------------
Total   .......................................................................................         $1,250.63
========================================================================================================================

(1) Includes 75,000 shares of Common Stock issuable upon exercise of an over-allotment option granted to the Underwriters. See "Underwriting."
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3) None pursuant to Rule 457(g).
(4) This Common Stock is issuable upon exercise of the Representative's Warrants and is identical to that offered to the public hereunder. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to completion, dated October 7, 1997


                                 500,000 Shares


                                     [LOGO]

                       CERTIFIED DIABETIC SERVICES, INC.

                                 Common Stock
     This Prospectus relates to an offering (the "Offering") of 500,000 shares of Common Stock, par value $.01 per share (the "Common Stock") by Certified Diabetic Services, Inc., a Delaware corporation ("Certified" or, individually or with one or more of its operating subsidiaries and/or their predecessor corporations, the "Company"). See "Description of the Securities." Prior to this Offering, shares of the Common Stock have been traded, and the price of such shares has been quoted, pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, on the "OTC Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") under the symbol CDSP. On October 1, 1997, the last reported sale price of the Common Stock on the OTC Electronic Bulletin Board was $7.00 per share. It is anticipated that the initial public offering price of the Common Stock will be between $5.50 and $6.50 per share. The Company has filed an application for the Common Stock to be quoted on the NASDAQ SmallCap Market ("NASDAQ SmallCap") under the symbol "CDSP." There can be no assurance that the application will be accepted.
                            ---------------------
     These securities are highly speculative and involve a high degree of risk and immediate and substantial dilution. See "Risk Factors" beginning on page 7 and "Dilution" on page 18.
                            ---------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===============================================================================
                                 Underwriting
                    Price to    Discounts and     Proceeds to
                     Public     Commissions(1)    Company(2)
-------------------------------------------------------------------------------
Per Share  ......    $______       $______         $______
-------------------------------------------------------------------------------
Total (3)  ......    $______       $______         $______
===============================================================================

(1) Excludes (i) additional compensation payable to Jesup & Lamont Securities Corporation as representative (the "Representative") of the several underwriters (the "Underwriters") in the form of a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, and (ii) the value of five year warrants (the "Representative's Warrants") to purchase up to an aggregate of 50,000 shares of Common Stock at an exercise price of $______ per share (120% of the Price to the Public of the Common Stock). The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting offering expenses payable by the Company, estimated at $__________, excluding the non-accountable expense allowance payable to the Representative.
(3) The Company has granted the Underwriters a 30-day option to purchase up to an additional 75,000 shares of Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $__________, $__________ and $___________, respectively.
    See "Underwriting."

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering or to reject any orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against payment therefor at the offices of Jesup & Lamont Securities Corporation, New York, New York on or about ____________, 1997.

                            ---------------------

                     Jesup & Lamont Securities Corporation

                 The date of this Prospectus is _________, 1997

Picture Summaries

1. Pictures of products sold  by three major manufacturers.






















The Company intends to furnish its stockholders with annual reports containing audited financial statements, quarterly reports containing unaudited interim financial information for the first three quarters of each fiscal year of the Company, and such other periodic reports as the Company deems appropriate or as may be required by law.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS ON THE NASDAQ SMALLCAP MARKET OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

This discussion contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward looking statements. The Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements as a result of, among other things, the factors set forth in the section entitled "Risk Factors."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.



                                  The Company


     Certified Diabetic Services, Inc. ("Certified" or, individually or with one or more of its operating subsidiaries and/or their predecessor corporations, the "Company") markets and sells by mail order products and services for diabetic retail customers throughout the United States. These products include home blood glucose monitors ("meters"), test strips, control solution, lancets and lancing devices (the meters and such other products referred to, collectively, as "test products") used for testing the blood sugar levels of diabetics, as well as insulin and syringes. The Company's sales revenues are primarily generated from reimbursements by Medicare and private insurance carriers on behalf of the diabetic retail customers. As of September 17, 1997, the Company estimates that it had in excess of 7,500 active customers (a customer generally being considered active if he or she has placed and paid for orders in the last 90 days).


     Persons suffering from diabetes, a chronic disease for which no cure presently exists, must manage their disease by maintaining their blood sugar levels as close to normal as possible. Blood testing permits diabetics to monitor their blood sugar levels on a regular basis so that other treatment steps, particularly the use of insulin and/or other medication, can be administered effectively, in the appropriate dosages and at the appropriate time intervals. Diabetics generally test their blood one to three times per day, every day, from the time of diagnosis for the duration of their lives. The Centers for Disease Control and Prevention (the "CDC") estimates that, as of 1995, 16,000,000 Americans had diabetes, of whom approximately 8,000,000 had actually been diagnosed as suffering from the disease. The CDC estimates that of these diagnosed diabetics, up to 10%, or 800,000 Americans, suffer from Type I insulin dependent diabetes ("IDDM") and require daily injections of insulin. The remaining number of diabetics suffer from Type II non-insulin dependent diabetes ("NIDDM"). Current estimates are that more than 600,000 new cases of diabetes are diagnosed annually in the United States.


     The Company is developing its business in order to capitalize on the continuing regulatory and marketplace changes occurring in the healthcare industry and the opportunities presented thereby. Since inception, the Company has primarily focused on obtaining individual IDDM customers, covered by Medicare and private insurance. These customers have been generated through a nationwide targeted advertising and marketing program. Presently the Company receives approximately 60% of its sales revenues from Medicare reimbursement and substantially all of its remaining sales revenues from private insurance reimbursement.


     The Company has recently adopted a new business strategy which emphasizes capturing large numbers of additional customers by negotiating contracts with preferred provider organizations ("PPOs"), third party health plan administrators ("TPAs"), self-insured plans, managed care programs and other similar groups (all referred to, collectively, as "Groups") to provide diabetic test products to their participants. In addition to increasing substantially its active customer base through such provider contracts, the sale of products to Group participants is more profitable because the Groups are self-insured or employ private insurance carriers which provide higher reimbursement rates for test products than that provided by Medicare. In order to promote its efforts to enter into provider contracts with Groups, the Company has engaged two senior executives with extensive experience and relationships in the healthcare industry. These executives will direct and coordinate the Company's efforts to enter into such provider contracts, pursuant to which the Company would be listed as a provider of test products and supplies for diabetics, and participants in the contracting Groups would be informed of, or have access to information about, the Company's products and services. Recently, the Company entered into provider contracts with a leading PPO and a large TPA. Participants in these Groups are not yet customers of the Company.

     The Company is also modifying its advertising and marketing program targeted at individuals, and positioning itself to capture substantial numbers of additional customers who are non-insulin dependent. Effective July 1, 1998, sales of test products to such NIDDMs become eligible for Medicare reimbursement in accordance with a provision (the "NIDDM Provision") of the Balanced Budget Act of 1997 (the "Balanced Budget Act") which was recently signed into law by President Clinton. Whereas, previously, Medicare only provided reimbursement for IDDM customers, the NIDDM Provision expands coverage to all diabetics.

     In order to increase the number of customers and to service the anticipated growth in customers from contracting with Groups and the impact of the NIDDM Provision, the Company is expanding its facilities and its staff. It is anticipated that the proceeds of the Offering will help support this expansion.


                                 The Offering

Common Stock offered by the Company  ......  500,000 shares.

Common Stock outstanding before the
  Offering   ..............................  10,825,000 shares.

Common Stock to be outstanding after the
  Offering(1)   ...........................  11,325,000 shares.

Use of Proceeds by the Company    .........  Repayment of indebtedness; working capital and
                                             general corporate purposes including capital
                                             expenditures (such as purchase and installation of
                                             telecommunications, information and other sys-
                                             tems).

Risk Factors and Dilution   ...............  The purchase of shares of Common Stock offered hereby involves a high degree of risk and imme-
                                             diate and substantial dilution. Prospective inves-
                                             tors should review and carefully consider the
                                             information set forth under "Risk Factors" and
                                             "Dilution."

Current NASD Trading Symbol(2)    .........  CDIP

Proposed NASDAQ Symbol   ..................  CDSP

------------
(1) Assumes no exercise of the Representative's over-allotment option. See "Underwriting." Excludes 8,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "Plan"), of which options to purchase 6,550,000 shares have been granted as of September 15, 1997. Also excludes 50,000 shares of Common Stock issuable upon exercise of the Representative's Warrants. See "Management -- Benefit Plans," "Description of Capital Stock" and "Underwriting."

(2) The NASD has assigned the trading symbol CDIP to Certified. However, the Common Stock has been traded, and the price of such shares has been quoted on the OTC Electronic Bulletin Board, under the symbol CDSP which was assigned to the Company's predecessor corporation, Certified Diabetic Supplies Inc., a Florida corporation. (See "The Company").

                         SUMMARY FINANCIAL INFORMATION
                     (in thousands, except per share data)

     The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

Statement of Income Data:

                                                                 For the             For the
                                                               Period from         Period from
                                             Nine-Month         September           September
                                               Period            28, 1995           28, 1995
                                                Ended         (Inception) to     (Inception) to
                                            July 31, 1997     July 31, 1996      October 31, 1996
                                           ---------------   ----------------   -----------------
Net sales    ...........................       $ 4,523           $ 1,622             $ 2,588
Net income   ...........................           575                36                  62
Net income per share
  Primary    ...........................          0.04              0.00                0.01
  Fully diluted    .....................          0.04                --                  --
Weighted average number of common shares
  outstanding
  Primary    ...........................        13,665            10,554              10,554
  Fully diluted    .....................        14,182                --                  --

Balance Sheet Data:




                                                  July 31, 1997
                                -------------------------------------------------
                                    Actual        Pro Forma(2)     As Adjusted(3)
                                --------------   --------------   ---------------
Working capital  ............    $     896           $  616           $ 2,995
Total assets  ...............        2,858            3,258             4,999
Total liabilities   .........        1,096            1,496             1,027
Stockholders' equity   ......        1,762(1)         1,762             3,972

------------
(1) Gives effect to the exchange of 10,825,000 shares of Common Stock, par value $.01 per share for 10,825,000 shares of the Common Stock par value $.001 per share of Certified Diabetic Supplies Inc., a Florida corporation which was the predecessor to the Company, such exchange being made in connection with the reorganization of the Company. See "The Company".

(2) Gives pro forma effect to the receipt of proceeds from the line of credit loan of $400,000, of which $280,000 was disbursed as a deposit relating to the acquisition of the Company's new facility, see "Business - Properties."

(3) As adjusted to give effect to the sale of the Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization".

                                  THE COMPANY

     Certified is a non-operating holding company which wholly owns the following operating subsidiaries: (i) Certified Diabetic Supplies, Inc. ("Delaware Supplies"), a Delaware corporation; (ii) CDS Medical Supplies, Inc. ("Medicalco"), a Delaware corporation; (iii) CDS Health Management, Inc. ("Healthco"), a Delaware corporation, and (iv) CDS Insurance Products, Inc. ("Insuranceco"), a Delaware corporation. The Company's business was commenced in November 1995 by Certified Diabetic Supplies, Inc., a Florida corporation ("Florida Supplies") which was the predecessor corporation to Delaware Supplies. Florida Supplies was incorporated in Florida on September 28, 1995, under the name Diabetic Supplies of Collier, Inc., and adopted the name Certified Diabetic Supplies, Inc. on October 12, 1995. Florida Supplies made its first shipments of medical products to customers on November 1, 1995. On November 28, 1995, Florida Supplies became a registered Medicare supplier of durable medical equipment, eligible to take assignments of customers' rights to reimbursement, to invoice Medicare directly, and to receive payments for eligible products shipped.

     Business operations consisting of the marketing, sale and shipping of medical products for diabetics continued to be conducted through Florida Supplies until August 12, 1997. On August 12, 1997, Florida Supplies was merged with and into Delaware Supplies (the "Merger") as part of a general reorganization of the Company in which the Company changed its state of incorporation from Florida to Delaware and adopted its current holding company/operating subsidiary structure. Existing shareholders of Florida Supplies received an equivalent number of shares in Certified. The Merger did not effect any change in the ownership of the Company or the conduct of its business. Delaware Supplies continues to conduct, as a registered Medicare supplier (and as a subsidiary of Certified), the business previously conducted by Florida Supplies.

     The Company's Medicalco subsidiary seeks to enter into provider contracts with Groups. Healthco processes certain types of private insurance claims. Insuranceco is presently inactive.

     The Company's principal executive offices are located at 2373 N. Horseshoe Drive, Naples, Florida 34104, and its telephone number is 941-403-0500. The Company's Internet web site is located at http://www.cdiabetic.com. Information contained in the Company's web site shall not be deemed to be part of this Prospectus.

                                 RISK FACTORS


     In addition to the other information in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.


Limited Operating Experience

     The Company has conducted operations only for approximately two years. Its business -- the sale of diabetic supplies -- is evolving, with the Company's initial contracts to provide diabetic products to participants in Groups having been signed in May and June 1997. Thus, the Company's business, in its current form, has only minimal operating history upon which investors may base an evaluation as to likely future performance. Investors should consider the Company's likelihood of success in light of the expenses, difficulties and delays frequently encountered in developing and establishing new businesses, and in light of the possibility that the Company may not succeed in penetrating the managed care market for Groups. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Need for Additional Financing

     The Company believes the net proceeds of the Offering, together with cash on hand and cash expected to be generated from operations, will be adequate to satisfy its capital requirements for at least 12 months from the date hereof. However, if the Company's plans relating to the implementation of its business strategy change or the Company's assumptions regarding the implementation of its business strategy prove to be inaccurate (due to a number of factors including, without limitation, unanticipated expenses, difficulties, delays or otherwise) or the proceeds of this Offering otherwise prove to be insufficient to fund the implementation of the Company's business strategy and working capital requirements, the Company could be required to seek additional financing. Such financing could involve the issuance of additional debt or equity securities or borrowings from banks or other sources. The Company's ability to obtain additional financing may be limited for a number of reasons, including the then current levels of existing indebtedness, restrictive covenants under the then existing credit agreements, and the fact that a substantial portion of the Company's assets may then be subject to existing liens and encumbrances. Furthermore, the Company has agreed to grant the Representative a 12 month right to consent to filings of registration statements relating to the offer and sale of the Company's securities. This agreement may have the effect of further limiting the Company's ability to obtain additional financing through the issuance of additional securities. See "Underwriting." There can be no assurance that any additional financing will be available to the Company, when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources." In addition, any additional financing may result in further dilution to Company stockholders resulting from the issuance of Common Stock or securities exercisable for or convertible into Common Stock. See "Dilution."


Dependence on Reimbursement by Third Party Payors

     The levels of revenues and profitability of the Company, like those of other healthcare providers, are affected by the continuing efforts of third party payors to contain or reduce the costs of healthcare by lowering reimbursement rates, increasing case management review of services, and negotiating reduced-rate contract pricing. As the Company received approximately 60% of its revenues from Medicare reimbursement in the nine months ended July 31, 1997, any reduction in Medicare reimbursement rates will reduce the Company's sales revenues by a corresponding amount without the Company obtaining a corresponding reduction in its costs for the products that it sells. The result would be a reduction in the Company's overall profit margin on its product sales. There have been, and management expects that there will continue to be, proposals to limit Medicare reimbursement for healthcare products and services by an increasing emphasis on managed care systems and other means. The Company cannot predict whether any of these proposals will be adopted, but if adopted and implemented, such proposals could have a material adverse effect upon the Company's business and financial condition and results of operations by reducing the Company's profit margins on the products that it sells. The Company is attempting to address these risks, in part, by emphasizing the addition of customers who maintain private insurance and/or who are participants in Groups serviced by the Company pursuant to provider contracts. However, the Company cannot predict the degree of success, if any, it will have in such efforts. Moreover, significant changes in the terms of private insurance coverage, contractual arrangements with Groups, or Medicare coverage for the products sold by the Company, could also have a material adverse effect on the Company's business and financial condition and results of operations. Additionally, the Company does not presently and has no plans to sell its products to that portion of the population enrolled in health maintenance organizations ("HMOs"). See "Business -- Shipping, Billing and Payment Procedures" and "Business -- Reimbursement."

     To the extent it seeks full payment from customers without supplementary insurance coverage (beyond the primary coverage provided by Medicare or private insurers), the Company must collect directly from the customers a portion of the purchase price of products sold and is subject to a credit risk on such amounts. See "Business -- Shipping, Billing and Payment Procedures" and "Business -- Reimbursement."


The Company May Not Be Successful in Contracting With Managed Care Programs

     A key component of the Company's business strategy is to enter into contracts with Groups, pursuant to which the Company would provide products to participants in such Groups. Competition to enter into provider contracts with Groups is intense, and there can be no assurance that the Company will obtain additional such contracts, or that such contracts will yield the number of customers for the Company's products that management is seeking. Additionally, the Company, in order to obtain such provider contracts, will be required to offer such Groups terms and pricing for its products which are competitive with those of other vendors competing for the same contracts, thus reducing margins for the Company's products.

     In May 1997, the Company entered into a non-exclusive, two year provider contract (the "Provider Contract") with a leading, nationally recognized preferred provider organization (the "Contracting PPO"). The contract was the Company's first provider contract with a Group. Pursuant to the Provider Contract, the Contracting PPO will list the Company as a supplier of diabetic products in its network of providers of medical services and products. The Company anticipates that the Contracting PPO, together with Groups affiliated with the Contracting PPO, will publicize the Company, its products and services to participants in such affiliated Groups. However, the Contracting PPO has the legal right to, and may, enter into provider contracts with other suppliers of products for diabetics. Furthermore, the Contracting PPO and its member Groups may not effectively publicize the Company's goods and services to participants in such member Groups. Additionally, participants will continue to have the option of purchasing such products from pharmacies or other vendors included in the Contracting PPO's network of providers. The Provider Contract with the Contracting PPO has an initial term of only two years, and there can be no assurance that such contract will be extended beyond the initial term, even if the Provider Contract yields positive results for both the Company and the Contracting PPO. For these and other reasons, there can be no assurance that the contract with the Contracting PPO will produce significant numbers of new customers.

     In June 1997, the Company entered into a five year provider contract with a TPA affiliated with the Contracting PPO. The TPA's participants will retain the option to purchase diabetic products from other sources. Furthermore, the TPA retains the legal right to enter into additional provider contracts with other vendors of products for diabetics. There can be no assurance that this contract will produce significant numbers of new customers. See "Business -- Provider Contracts," "Business -- Business Strategy and Plan."


Difficulty of Maintaining Profit Margins

     Reimbursements for test products sold by the Company are made pursuant to Medicare and private insurance fee schedules. Because the Health Care Financing Administration ("HCFA") and private insurers determine the reimbursement levels, the Company cannot increase its revenues by raising the price of the test products it sells. Accordingly, the only means by which the Company can maintain or expand profit margins is to contain its own costs and expenses.

     The Company expends substantial efforts to contain its operating costs and to purchase products for sale to its customers at the lowest possible prices. However, as increases in its own expenses cannot generally be passed along to customers, such increases can lead to reductions in profit margins, and could have a material adverse effect on the Company's business and financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."


Dependence on Suppliers of the Company's Products

     The medical equipment and products sold by the Company to its customers are purchased by the Company from manufacturers of such products. The Company seeks to purchase such products from manufacturers in sufficient commercial quantities and at commercially reasonable prices to service the demand of its customers and to generate sufficient profit margins. The Company has neither the facilities nor the capability to manufacture any of such products. The Company has never experienced an availability shortage of the products it sells or an inability to fill customers' orders. The Company believes that it will continue to be able to purchase the products it requires, at commercially acceptable prices, from a variety of manufacturers and suppliers, even as the need for such products grows in conjunction with the growth in the size of the Company's customer list. Furthermore, the Company intends to use a portion of the proceeds from the Offering to enable it to maintain approximately an eight week supply of inventory, further protecting it against potential temporary short-term disruptions in supplies. Nevertheless, there can be no assurance that the Company will be able to purchase its products in sufficient quantities and at commercially favorable costs. Were such products to be unavailable, or available only at significantly higher prices, even for a temporary period, such shortage or price increase could have a material adverse effect on the Company's business and financial condition and results of operations. See "Business -- Suppliers."


Changes in Government Regulation May Have an Effect on Operations

     Healthcare is an area of extensive and dynamic regulation, and the Company, as a supplier of medical equipment, is subject to certain government regulation. Changes in laws or regulations or new interpretations of existing laws or regulations can have a material effect on methods of doing business, costs of doing business and levels of reimbursement by government and private third party payors, and the Company cannot predict what changes in or new interpretations of existing laws or regulations may occur. Any such changes could have a material adverse effect on the Company's business and financial condition and results of operations. See "Business -- Government Regulatory Matters."


The Company May Not Successfully Implement Its Business Strategy

     The long-term success of the Company's business is dependent on the Company's ability to implement successfully the key elements in its business strategy, including without limitation (i) increasing the numbers of customers serviced, (ii) broadening the target audience for the Company's products, and
(iii) completing the relocation to, and expansion and renovation, of its new facility. There can be no assurance that the Company will be able to implement successfully its business strategy. A failure to effect successfully significant portions of the business strategy could result in the Company's inability to grow or to achieve the types of operating efficiencies which management believes are required in order to participate successfully in a competitive market. See "Business -- Business Strategy and Plan."


Risks Associated With Managing Growth

     The Company's growth has been rapid during the last 12 months and management believes such growth will continue. Such continued growth could place a significant strain on the Company's management, human, physical, operational and other resources. In particular, continued and accelerating growth will make acute the need for the Company to hire additional management personnel. There can be no assurance that the Company will be able to identify or attract qualified management or other personnel.

     The Company's ability to manage its growth will require it to continue to invest in its operational, financial, and information systems, and to attract, retain, motivate, and effectively manage its employees. The inability of the Company's management to manage growth effectively would have a material adverse effect on the Company's business and financial condition and results of operations. See "Business -- Business Strategy and Plan."

Competition

     The market for the Company's products is geographically dispersed and fragmented. The Company has numerous competitors, including local pharmacies, mail order catalogue businesses and many large nationwide retail chains. Competitors are located in all markets in which the Company's customers and potential customers are located. Some of the Company's competitors are substantially larger than the Company and have substantially greater resources than the Company. Furthermore, the barriers to entry into the Company's business are relatively low. See "Business -- Competition."

     The key competitive factors for the Company and other vendors of diabetic products are the quality of service to customers, the scope and effectiveness of marketing efforts, including media advertising campaigns and, increasingly, the ability to develop new sources of customers through such means as obtaining and servicing provider contracts with Groups.

     The Company will face significant competition in obtaining provider contracts with Groups. The Company believes that its efforts to date to obtain provider contracts with Groups have been successful, and the Company intends to continue and to intensify these efforts. However, management believes that competitors of the Company may be conducting similar efforts to enter into provider contracts. To the extent the provider contracts yield significant numbers of new customers, competitors of the Company are likely to intensify their own efforts to obtain such provider contracts.

     In order to maintain and improve the quality of its service, the Company is making, and will continue to be required to make, significant capital investments in such areas as personnel, training, systems (including telecommunications and information systems), and physical facilities. The continuing need to make such capital investments and to incur costs in maintaining and improving service can reduce profit margins on the sale of products.

     Management believes that the success of its television and radio advertising efforts have, recently, prompted competitors to initiate substantial television and radio advertising campaigns, some of which are significantly larger and more aggressive than that of the Company. Successful advertising campaigns conducted by competitors of the Company may have an adverse impact on the Company's ability to retain existing customers and attract new ones, and may also make it necessary for the Company to increase the scope of its own advertising. The Company could be forced to purchase greater amounts of media time, some or all of such time at more expensive rates, and to incur additional costs in the production of advertisements. Greater investment in advertising could have the effect of significantly increasing the cost of the Company's sales.

     Certain of the Company's competitors are larger and may have substantially greater capital and human resources than the Company, making them better able to pursue provider contracts with Groups, to make capital investments and incur costs associated with maintaining and improving the quality of service, and to conduct and absorb the costs associated with more extensive advertising campaigns.


Inability to Complete the Purchase of New Facility

     On October 10, 1997, the Company relocated its offices and inventory to a new, larger facility. Presently, the Company occupies the new facility pursuant to a short-term lease expiring December 15, 1997. The Company has also entered into an agreement to purchase the new facility, pursuant to which it has paid a $280,000 nonrefundable deposit. Closing of the purchase and sale is scheduled for December 15, 1997. In anticipation of the purchase of the new facility, the Company undertook, and has completed, an initial phase of renovations of the new facility for a cost of approximately $700,000.

     Should the purchase and sale of the new facility not be completed by December 15, 1997, and should the seller of the new facility not extend the date for the closing of the purchase and sale and not extend the lease of the new facility, the Company could lose its entire investment in the new facility, including the purchase price deposit and the renovation costs. Furthermore, the Company could lose its right to occupy the facility and be forced to obtain other suitable space. There is no assurance that the Company would identify, or be able to sustain the costs associated with relocating to other suitable space. The loss of the Company's investment in the new facility and the need to identify and relocate to new space, would have a material adverse effect on the Company's business and financial condition and results of operations. See "Business -- Properties."

Dependence on Key Personnel


     The Company's business is directed by a small number of executive and management personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its ability to manage its planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel.


     Although the Company has written employment agreements with its President and Principal Executive Officer, Peter J. Fiscina, its Treasurer and Principal Financial Officer, Myron M. Blumenthal, and its Vice President, Albert R. Ayala, there can be no assurance that any of such persons will remain available to the Company. The unavailability of any of Messrs. Fiscina, Blumenthal and Ayala would have a material adverse effect upon the Company.


     The Company also has written employment agreements with Joseph L. Marotta, the President of Medicalco, and Ronald G. Hersch, the President of Healthco. Messrs. Marotta and Hersch are responsible for the Company's efforts to obtain provider contracts with Groups. Messrs. Marotta and Hersch have extensive experience and relationships in the healthcare industry. Other members of the Company's management team have much more limited experience and relationships. There can be no assurance that Messrs. Marotta and Hersch will remain available to the Company or, if either were to become unavailable, that a suitable and effective replacement could be identified and engaged. The unavailability of either Mr. Marotta or Mr. Hersch and the inability of the Company to identify and engage a suitable replacement would have a material adverse effect on the Company. See "Management."


Control By Principal Stockholders


     Upon completion of the Offering Messrs. Fiscina, Ayala and Blumenthal will beneficially own approximately 22.2%, 20.4%, and 10.7% of the outstanding voting securities of the Company, respectively (approximately 22.0%, 20.2% and 10.6%, respectively, if the Underwriters' over-allotment option is exercised in full). Furthermore, if all of the outstanding options to purchase Common Stock in the Company held by such individuals were to vest, and such individuals were to exercise all such options, and the Company made no further issuances of its voting securities, such individuals would own approximately 30.8%, 19.1%, and 17.9%, respectively, of the outstanding voting securities of the Company. In either event, Messrs. Fiscina, Ayala, and Blumenthal, collectively, will have, as a practical matter, the ability to exercise effective control over the election of the Company's Board of Directors and the outcome of corporate actions requiring stockholder approval. See "Management" and "Principal Stockholders."


Product Liability; Adequacy of Insurance


     While the Company does not manufacture the products it sells to its customers, a purchaser of products distributed by the Company believing that an injury suffered by him or her resulted from a defect in one of such products could seek to impose liability upon the Company in respect of such injury, and the Company could be found liable as the provider of such product. As of the date of this Prospectus, the Company maintains product liability insurance in the amount of $1,000,000 and has been unable to obtain additional amounts of such insurance. Management believes that insurance companies generally will not sell distributors such as the Company product liability insurance in excess of $1,000,000.


     The Company has never been the subject of a material claim made, nor has it been made aware of any material claim against it based upon the use or failure of the products it sells to customers. There can be no assurance, however, that the Company will not be subject to such claims, that any claim will be successfully defended, that the available insurance will be sufficient to fund the defense of such claim or a corresponding counterclaim against a manufacturer or other party, or that if the Company is found liable, the claim and liability will not exceed the limits of the Company's insurance. There is also no assurance that the Company will be able to continue to obtain product liability insurance on acceptable terms. Any product liability claims could have a material adverse effect on the Company's business and financial condition and results of operations. See "Business -- Product Liability and Insurance."

Discretion in Use of Proceeds


     A substantial portion of the net proceeds from the Offering has been designated for general corporate and working capital purposes and may be expended at the discretion of management. See "Use of Proceeds."


Dividends


     The Company has not paid any dividends on its Common Stock and does not expect to pay any such dividends in the foreseeable future. Instead, the Company intends to retain earnings, if any, to finance the development and expansion of its business. See "Dividend Policy."


Blank Check Preferred Stock


     The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of shares of Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, including additional capital raising, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present intention to issue shares of Preferred Stock.


Immediate and Substantial Dilution


     Purchasers of the shares of Common Stock offered hereby will suffer an immediate and substantial dilution of approximately $5.69 per share, in the pro forma net tangible book value per share of the Common Stock as of July 31, 1997, from the initial public offering price of $6.00 per share. Furthermore, options to purchase 6,550,000 shares of the Common Stock at exercise prices ranging from $1.00 per share to $9.00 per share are currently outstanding (although none of such options are currently exercisable), including 4,000,000 options with exercise prices of $1.00 per share and 300,000 options with exercise prices of $5.00 per share. The exercise of such options or of the Representative's Warrants will result in further dilution in such pro forma net tangible book value per share from the initial public offering price. See "Dilution" and "Management -- Benefit Plans."


Prior Rule 504 Offering and Secondary Trading in "Free Trading" Securities


     In December 1996, Florida Supplies, the Company's predecessor, completed the private placement of 2,000,000 shares of its Common Stock (the "Unrestricted Shares") to subscribers in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 504 of Regulation D promulgated under the Securities Act. In accordance with the provisions of Regulation D, the shares issued to the subscribers in such offering are deemed to be "free trading" shares of stock.


     The Company understands that on or about April 1, 1997, The Hamilton-Shea Group ("HSG") commenced market making activities with respect to the Unrestricted Shares pursuant to Rule 15c2-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 15c2-11, broker-dealers are permitted to publish a quotation for a security, or submit such a quotation for publication, in a "quotation medium" (as defined in such Rule) provided the broker-dealer maintains in its records certain specified documents and information concerning the company whose stock is being quoted, and makes such documents and information available to persons expressing an interest in effecting a transaction in such security, in accordance with the provisions of such rule. The Company further understands that in addition to HSG, at least four other broker-dealers (collectively, with HSG, "Market Makers") have similarly conducted market making activities in the Unrestricted Shares and caused trading in such shares to be conducted through, and the price of the shares to be quoted on, the "OTC Electronic Bulletin Board" of the NASD. These market making activities have continued from April 1997 through the date hereof. The Company also understands that the secondary trading in the Company's shares conducted by the Market Makers is subject to regulation under the state securities "blue sky" laws of the states in which transactions in the Company's shares have either occurred or been proposed.

     The market in securities traded and quoted pursuant to Rule 15c2-11 is not regulated to the same extent as NASDAQ SmallCap. Furthermore, the Company is not currently obligated to file periodic reports with the United States Securities and Exchange Commission (the "Commission") or any state securities commission or otherwise to disseminate current public information. The Company has no control over the activities of the Market Makers and has not monitored, and does not believe it is under any obligation to monitor, the activities of the Market Makers. Nevertheless, in the event of any violations or possible violations by the Market Makers, the Company could be exposed to inquiries, investigations, actions and penalties based on or arising out of such violations or possible violations. The Company would vigorously contest any claims against it arising out of the Market Makers' activities. Nevertheless, any such inquiries, investigations, actions or penalties could have a material adverse effect on the liquidity of the Common Stock, and/or the Company and its business and financial condition and results of operations.


Prior Activities of Peter Fiscina

     From December 1994 through August 1995, Peter J. Fiscina, the co-founder, president, principal executive officer and a director of the Company, was a principal in a business engaged in the sale and distribution of diabetic supplies similar to those marketed by the Company to retail customers, pursuant to a franchise agreement with a franchisor/supplier of such products. This business ceased operations in August 1995 following the franchisor/supplier's failure to supply the products necessary for distribution to customers. The company through which Mr. Fiscina conducted this earlier business was dissolved in August 1995, and Mr. Fiscina has had no communications with the franchisor/supplier since April 1996. The Company believes that there are presently no claims or liabilities against or involving Mr. Fiscina or his company arising out of or otherwise related to Mr. Fiscina's earlier business including confidentiality and non-competition agreements included in the franchise agreement. The Company has had no connection with the activities conducted by Mr. Fiscina and his company. Were any third party to press any claims against Mr. Fiscina or his company arising out of or in connection with the activities carried out by either, it is possible that such party might also seek to make claims against the Company by reason of Mr. Fiscina's positions and involvement with the Company. The Company does not believe that any grounds exist for a claim against Mr. Fiscina or his company in connection with the earlier business and, further, that no grounds exist for any claim against the Company in connection with Mr. Fiscina's earlier business. However, were any party to press such a claim against the Company, the Company would be forced to defend itself, and could incur significant legal and other expenses in connection therewith, and no assurance can be given as to the ultimate resolution of any such claim.


Shares Eligible for Future Sale; Possible Adverse Effect on Future Market
Prices


     Upon completion of the Offering, Peter J. Fiscina, Albert R. Ayala and Myron M. Blumenthal, all of whom are directors and officers of the Company, will hold, in the aggregate, approximately 53.2% of the Company's outstanding Common Stock (52.9% if the Underwriters' over-allotment option is exercised in full). In addition, upon completion of the Offering, approximately 25 other persons (the "Other Initial Stockholders") will hold an aggregate of approximately 24.7% of the Company's outstanding Common Stock (24.6% if the Underwriters' over-allotment option is exercised in full). See "Principal Stockholders."


     Messrs. Fiscina, Ayala and Blumenthal, who hold, in the aggregate, 6,025,000 of the 11,325,000 shares to be outstanding immediately after the closing of the Offering (the shares held by Messrs. Fiscina, Ayala and Blumenthal referred to as the "Previously Issued Affiliate Shares") have entered into agreements under which they have agreed, other than with the consent of the Representative, not to sell such shares for a 12 month period following the completion of the Offering, except that such agreements not to sell shall expire with respect to 200,000 of such shares six months following the completion of the Offering, and shall expire with respect to an additional 200,000 shares nine months following the completion of the Offering. At the expiration of such 12 month period, the balance of the Previously Issued Affiliate Shares will be eligible for sale, subject to the volume and other limitations of Rule 144 under the Act.


     Furthermore, the Other Initial Stockholders, all of whom the Company believes are non-affiliates, hold, in the aggregate, 2,800,000 of the 11,325,000 shares to be outstanding immediately after the closing of the Offering, and, as of the closing of the Offering, will have held such shares for more than two years. From and after the completion of the Offering, such shares will be eligible for sale, without regard to the volume and other limitations of Rule 144. The Company has also granted certain demand and "piggy-back" registration rights to the Representative with respect to the shares of Common Stock issuable upon exercise of the Representative's Warrants. See "Shares Eligible for Future Sales" and "Underwriting."

     Messrs. Fiscina, Ayala and Blumenthal presently hold options to purchase an aggregate of 6,100,000 shares of Common Stock, which options vest and become exercisable at various prices ranging from $1.00 to $8.75 per share between 2003 and 2005, provided, however, that all of such options shall vest and become immediately exercisable upon determination by the Company's Board of Directors that the Company has, in any year, achieved certain revenue and earnings targets. Should such options vest and become immediately exercisable, Messrs. Fiscina, Ayala and Blumenthal could exercise such options in whole or in part and could seek to register and sell in the public market any shares of Common Stock issued upon such exercise. See "Management -- Benefit Plans" and "Principal Stockholders."

     Sales of substantial amounts of Common Stock in the public market, and knowledge of the possibility that substantial amounts of Common Stock may be sold in the public market, may adversely affect the market price of the Common Stock and could adversely affect the Company's ability to raise capital through the sale of its equity securities.


No Assurance of Public Market; Arbitrary Determination of Offering Price; Possible Volatility of Market Price of Common Stock

     Although shares of Common Stock have been traded through, and the price thereafter has been quoted on, the "OTC Electronic Bulletin Board" of the NASD prior to this Offering, there can be no assurance that a regular trading market for the Common Stock will develop after this Offering or that, if developed, will be sustained. Moreover, the initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representative and, as such, is arbitrary in that it does not necessarily bear any relationship to the assets, book value or potential earnings of the Company or any other recognized criteria of value and may not be indicative of the prices that may prevail in the public market. The market price of the Common Stock following this Offering may be highly volatile, as has been the case with the securities of other emerging companies. Factors such as the Company's operating results, announcements by the Company or its competitors and various factors affecting the healthcare and medical equipment industries generally may have a significant impact on the market price of the Common Stock. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Underwriting".


Eligibility for Listing

     In order to qualify for initial listing on NASDAQ SmallCap, a company must, among other requirements, have at least $4,000,000 in net tangible assets or a market capitalization of $50,000,000 and a minimum bid price for its common stock of $4.00 per share. While it is presently expected that the Company's Common Stock will be listed on NASDAQ SmallCap upon the completion of this Offering, there can be no assurance that this will actually occur. In addition, even if the Company is listed on NASDAQ SmallCap, there can be no assurance that the Company will meet the criteria for continued listing of securities on NASDAQ SmallCap. These continued listing criteria include a minimum of $2,000,000 in net tangible assets and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on NASDAQ SmallCap if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. If the Company became unable to meet the continued listing criteria of NASDAQ SmallCap, because of continued operating losses or otherwise, and became delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets", or, if available, the NASD's "OTC Electronic Bulletin Board". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.


Risk of Low-Priced Stocks, "Penny Stock" Regulations

     If the Common Stock were to become delisted from trading on NASDAQ SmallCap and the trading price of the Common Stock were to fall below $5.00 per share on the date the Company's securities were delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is not listed on a national security exchange or the NASDAQ National Market System or NASDAQ SmallCap and has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers in this Offering to sell their securities of the Company in the secondary market.


Continuing Influence of the Representative on the Company

     It is anticipated that a significant number of the shares of Common Stock will be sold to customers of the Representative. Although the Representative has advised the Company that it intends to make a market in the securities, it will have no legal obligation to do so. Such market making activity may be discontinued at any time. Moreover, under certain circumstances, including if the Representative sells the securities issuable upon exercise of the Representative's Warrants, it may be required under the Exchange Act to suspend temporarily its market making activities. The prices and the liquidity of the Common Stock may be significantly affected by the degree, if any, of the Representative's participation in the market. No assurance can be given that any market making activities of the Representative, if commenced, will be continued. See "Underwriting."

     The Company has agreed that, if it is requested to do so by the Representative, it will use its best efforts, for a period of three years from the date of this Prospectus, to elect a designee of the Representative, as a director of the Company, or, at the Representative's option, as a non-voting observer to the Company's Board of Directors. Additionally, the Company will have certain other ongoing contractual obligations to the Representative following the consummation of this Offering and the Company has granted to the Representative the Representative's Warrants to purchase up to 50,000 shares of Common Stock. As a result, the Representative may have a continuing influence on the Company. See "Underwriting".


Repayment of Debt

     The Company will use $300,000 of the proceeds of the Offering to repay certain sums drawn on a line of credit obtained by the Company from First National Bank of Naples. See "Use of Proceeds."


Representative's Warrants; Future Financings

     The holders of the Representative's Warrants will have the opportunity to profit from a rise in the price of the Common Stock. The existence of these warrants may adversely affect the terms on which the Company can obtain additional equity financing in the future and the holders can be expected to exercise them when the Company would, in all likelihood, be able to obtain additional capital by offering additional shares of its unissued Common Stock on terms more favorable to the Company than the terms provided by these warrants.


Forward-Looking Information May Prove Inaccurate

     This Prospectus contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions based upon information currently available to management. When used in the Prospectus, the words "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions including those identified above. Should one or more of these risks or circumstances materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 500,000 shares of Common Stock offered hereby are estimated to be approximately $2,210,000 ($2,602,000 if the Underwriters' over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to apply these net proceeds over the 12 month period following completion of the Offering as follows:



                                                          Approximate
                                                         Amount of Net     Percentage of
                                                           Proceeds        Net Proceeds
                                                        ---------------   --------------
Repayment of Line of Credit Indebtedness (1)   ......     $  300,000           13.57%
Working Capital and Operating Expenses (2)  .........     $1,910,000           86.43%
                                                          -----------        -------
                                                          $2,210,000          100.00%
                                                          ===========        =======

------------
(1) The Company has borrowed $400,000 of a $1,000,000 revolving line of credit (the "Line of Credit") provided by First National Bank of Naples ("FNB"). Borrowings under the agreement bear interest at 3/4% over FNB's index rate (9 1/4% at July 31, 1997). The Line of Credit is secured by a lien on all of the Company's business assets. The Company has agreed to utilize the first $300,000 of net proceeds from the Offering to repay a portion of the amounts borrowed under the Line of Credit.

(2) Includes funds to be used to purchase inventory, to purchase television and radio advertising time, to cover payroll and related costs of new employees to be hired by the Company in connection with the expansion of its business (see "Business - Employees"), to complete the renovation of the Company's new facility (see "Business - Properties"), to purchase and install telecommunications, information and other operating and administrative systems, and for other general corporate purposes.

     The above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic conditions and the Company's future revenues and expenditures. The Company, therefore, reserves the right to reallocate the net proceeds of this Offering among the various categories set forth above as it, in its sole discretion, deems necessary or advisable.

     The Company believes, based on its current plan of operations, that the net proceeds of this Offering, together with cash on hand and cash expected to be generated from operations, will be adequate to satisfy its capital requirements for a period of at least 12 months from the date of this Prospectus. However, if the Company's plans relating to the implementation of its business strategy change, or the Company's assumptions regarding the implementation of its business strategy prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund the implementation of the Company's business strategy and working capital requirements, the Company could be forced to seek additional financing. There can be no assurance that additional financing could be obtained on acceptable terms, if at all. If such additional financing were not available, the Company's business would be materially and adversely affected. Also, if the Company expands its business or seeks acquisitions or new product lines, it may be necessary to seek additional financing. Such additional financing, if any, may be either debt, equity or a combination of debt and equity. An equity financing could result in dilution in the Company's net tangible book value per share of Common Stock. There can be no assurance that the Company will be able to secure additional debt or equity financing or that such financing will be available on favorable terms. See "Risk Factors -- Need for Additional Financing", "Risk Factors -- Immediate and Substantial Dilution" and "Dilution".

     Pending application by the Company of the net proceeds of this Offering, such net proceeds will be invested in short-term, investment grade, interest-bearing instruments.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of July 31, 1997 and on a pro forma basis to give effect to the pro forma adjustments relating to the receipt of proceeds from the Line of Credit of $400,000 and as adjusted to give effect to the sale of the shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.




                                                                    As of July 31, 1997
                                                         ------------------------------------------
                                                            Actual       Pro Forma      As Adjusted
                                                         ------------   ------------   ------------
Total short-term debt   ..............................   $    5,000     $  405,000     $  105,000
Total long-term debt    ..............................      240,000        240,000        240,000

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares
 authorized, no shares issued and outstanding   ......           --             --             --
Common stock, $.01 par value, 25,000,000 shares
 authorized, 10,825,000 shares issued and outstand-
 ing, actual, and pro forma, 11,325,000 shares
 issued and outstanding, as adjusted   ...............      108,000        108,000        113,000
Additional paid in capital    ........................    1,017,000      1,017,000      3,222,000
Retained earnings    .................................      637,000        637,000        637,000
                                                         -----------    -----------    -----------
   Total stockholders' equity    .....................    1,762,000      1,762,000      3,972,000
                                                         -----------    -----------    -----------
   Total capitalization    ...........................   $2,007,000     $2,407,000     $4,317,000
                                                         ===========    ===========    ===========

                                DIVIDEND POLICY

     The Company has not paid any cash dividends and does not anticipate that it will do so in the foreseeable future. The Company currently intends to retain future earnings, if any, to provide funds for the growth and development of the Company's business.

                                   DILUTION

     The difference between the Public Offering price per share of the Company's Common Stock and the net tangible book value per share after the Offering constitutes the dilution to investors in this Offering. Net tangible book value is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

     At July 31, 1997, the net tangible book value of the Company was $1,141,000, or approximately $0.11 per share of Common Stock. After giving effect to the sale of the shares of Common Stock being offered hereby (less underwriting discounts and commissions and estimated expenses of the Offering) and the application of the estimated net proceeds therefrom, the net tangible book value of the Company at July 31, 1997 would have been $3,520,000, or approximately $0.31 per share, representing an immediate increase in net tangible book value of $0.20 per share to existing stockholders and an immediate dilution of $5.69 per share to new investors.

     The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:


Public offering price  ....................................             $ 6.00
 Net tangible book value before the Offering   ............   $0.11
 Increase attributable to new investors  ..................    0.20
                                                              -------
Net tangible book value after the Offering  ...............               0.31
                                                                        -------
Net tangible book value dilution per share to new investors             $ 5.69
                                                                        =======

     If the Underwriters' over-allotment option is exercised in full, the net tangible book value after the Offering would be approximately $0.34 per share, resulting in dilution to new investors of $5.66.

     The following table sets forth, with respect to existing stockholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.




                                     Shares Purchased         Total Consideration        Average
                                 ------------------------   ------------------------    Price Per
                                    Number       Percent       Amount       Percent      Share
                                 ------------   ---------   ------------   ---------   ----------
Existing Stockholders   ......   10,825,000         96      $1,125,000         27        $0.10
New Investors  ...............      500,000          4       3,000,000         73        $6.00
                                 -----------       ----     -----------       ----
Total    .....................   11,325,000        100      $4,125,000        100
                                 ===========       ====     ===========       ====

     The above table assumes no exercise of the Underwriters' over-allotment option or outstanding options. If the Underwriters' over-allotment option is exercised in full, the new investors will have paid $3,450,000 for 575,000 shares of Common Stock, representing 75.4% of the total consideration for 5.0% of the total number of shares of Common Stock outstanding. See "Underwriting."

                            SELECTED FINANCIAL DATA

     The following selected financial data at and for the nine-month period ended July 31, 1997, at and for the period from September 28, 1995 (inception) to July 31, 1996, and at and for the period from September 28, 1995 (inception) to October 31, 1996 has been derived from the Company's financial statements included elsewhere in this Prospectus and should be read in conjunction with the financial statements and the notes thereto.





                                                                         For The
                                                    Nine-Month         Period from        For the Period from
                                                      Period        September 28, 1995    September 28, 1995
                                                       Ended          (Inception) to        (Inception) to
                                                   July 31, 1997      July 31, 1996        October 31, 1996
                                                  ---------------  --------------------  --------------------
                                                               (Unaudited)
                                                  -------------------------------------
                                                             (in thousands, except per share data)
Statement of Income Data:
   Net sales   .................................      $ 4,523            $ 1,622               $ 2,588
   Cost of sales  ..............................        1,575                541                   814
                                                      --------           --------              --------
   Gross profit   ..............................        2,948              1,081                 1,774
   Operating expenses   ........................        1,978              1,022                 1,679
                                                      --------           --------              --------
   Income from operations  .....................          970                 59                    95
   Interest expense  ...........................           37                 13                    21
                                                      --------           --------              --------
   Income before provision for income taxes  ...          933                 46                    74
   Provision for income taxes    ...............          358                 10                    12
                                                      --------           --------              --------
   NET INCOME  .................................      $   575            $    36               $    62
                                                      ========           ========              ========
   Net income per share
      Primary  .................................      $  0.04            $  0.00               $  0.01
                                                      ========           ========              ========
      Fully diluted  ...........................      $  0.04
                                                      ========
   Weighted average number of common shares out-
    standing
      Primary  .................................       13,665             10,554                10,554
                                                      ========           ========              ========
      Fully diluted  ...........................       14,182
                                                      ========


Balance Sheet Data:


                                           July 31, 1997     July 31, 1996     October 31, 1996
                                          ---------------   ---------------   -----------------
                                                     (Unaudited)
                                          ---------------------------------
                                                             (in thousands)
  Cash   ..............................    $     354            $  84              $  167
  Working capital (deficiency)   ......          896              (41)                 39
  Total assets    .....................        2,858              876               1,196
  Total liabilities  ..................        1,096              800               1,023
  Total stockholders' equity  .........        1,762(1)            76                 173

(1) Gives effect to the exchange of 10,825,000 shares of Common Stock, par value $.01 per share for 10,825,000 shares of Common Stock par value $.01 per share of Certified Diabetic Supplies Inc., a Florida corporation which was the predecessor to the Company, such exchange being made in connection with the reorganization of the Company. See "The Company".

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes thereto. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.


Results of Operations


Nine months Ended July 31, 1997 ("1997 period") Compared to the Period from September 28, 1995 (Inception) to July 31, 1996 ("1996 period")

     Net sales increased by approximately $2,901,000 or 179% to $4,523,000 for the 1997 period from $1,622,000 for the 1996 period. This increase was primarily due to an aggressive advertising and marketing campaign to increase the Company's customer base. Management expects further significant increases in its customer base as a result of entering into two provider contracts with, respectively, a PPO and a TPA.

     Cost of net sales increased by approximately $1,034,000 to $1,575,000 for the 1997 period from $541,000 for the 1996 period. Cost of net sales increased as a percentage of net sales to 34.8% for the 1997 period from 33.4% for the 1996 period (gross profit percentage of 65.2% and 66.6%, respectively). The increase in the cost of sales was due to increases in costs of test products purchased from various manufacturers. Management believes the cost of sales will stabilize as a result of the execution of purchase agreements with its major suppliers.

     Selling and shipping expenses increased by approximately $176,000 to $353,000 for the 1997 period from $177,000 for the 1996 period but decreased as a percent of net sales to 7.8% from 10.9%. The decrease in selling expenses as a percentage of net sales is primarily due to management's implementation, in November 1996, of a new policy by which the Company capitalizes direct-response advertising costs and amortizes such costs on a declining balance basis over a period which matches the expected future stream of revenues generated from new customers obtained as a result of the Company's various media advertising campaigns. The Company's business strategy includes the continued increase of direct-response advertising expenditures over the next 12 months as a means of attracting new customers.

     General and administrative expenses increased by $747,000 to $1,585,000 in the 1997 period from $838,000 in the 1996 period but decreased as a percent of net sales to 35.0% from 51.7%. The decrease in general and administrative expenses as a percentage of net sales was primarily due to fixed expenses remaining constant as net sales increased. This increase in dollar amounts was a result of hiring personnel to support the growth of the Company's sales, in addition to the increase in officers' compensation. While management expects such expenses to continue to increase in connection with the anticipated increase in sales volume, management believes that these expenses as a percentage of net sales will not vary significantly due to management's implementation of computer automation and other cost saving measures.

     Income from operations before interest and income taxes increased by $911,000 to $970,000 in the 1997 period from $59,000 in the 1996 period. This is mainly attributable to the Company's significant increase in sales without a corresponding increase in certain operating costs.

     Interest expense increased by $24,000 to $37,000 for the 1997 period from $13,000 for the 1996 period. This was due to an increase in outstanding indebtedness.

     The Company's effective income tax rate was approximately 38.4% for the 1997 period and 21.7% for the 1996 period.


For the Period from September 28, 1995 (Inception) to October 31, 1996 ("Year 1996")

     The Company recorded sales revenues of $2,588,000 and realized a gross profit of $1,774,000 (gross profit percentage of 68.5%) for the Year 1996. Expenses for the Year 1996 totaled $1,679,000; expenses consisted of officers' salaries and bonuses of $769,000, selling and shipping expenses of $381,000 (consisting primarily of shipping and marketing salaries and advertising expenses), depreciation expense of $14,000, other corporate general and administrative expenses of $515,000, and interest expense of $21,000. The Company had net income in Year 1996 of $62,000 after a provision for income taxes of $12,000.


Liquidity and Capital Resources

     The Company's primary cash requirements have been to fund increased levels of inventories and accounts receivable. The Company has funded its operations and capital expenditures primarily through capital contributions, stockholders' loans, income from operations and to a lesser extent, by utilizing vendor credit and third party borrowing. At July 31, 1997, the Company had working capital of approximately $896,000 compared to a working capital deficiency of approximately ($41,000) at July 31, 1996.

     Net cash used in operating activities was approximately $163,000 for the nine months ended July 31, 1997, as compared to net cash provided by operating activities of approximately $109,000 for the period from September 28, 1995 (inception) to July 31, 1996. The decrease in cash provided by operating activities was primarily attributable to the increased levels of inventory, accounts receivable, prepaid expenses and deposits, reduction in the balance of accrued officers' compensation, and expenditures related to direct-response advertising activities, offset by the increase in accounts payable and accrued expenses, income tax payable and deferred income tax liability. The Company generally pays its vendors within 30 days and has been able to purchase inventory as required. Net cash used in investing activities was approximately $97,000 for the nine months ended July 31, 1997, as compared to net cash used in investing activities of approximately $369,000 for the period from September 28, 1995 (inception) to July 31, 1996. The cash used in investing activities was attributable to the acquisition of furniture and computer equipment. Net cash provided by financing activities was approximately $447,000 for the nine months ended July 31, 1997 as compared to approximately $344,000 for the period from September 28, 1995 (inception) to July 31, 1996. The increase was attributable to the proceeds of advances from officers/stockholders partially offset by the payment of notes payable and expenditures related to the planned initial public offering of the Company's Common Stock. At July 31, 1997, the Company had cash on hand of approximately $354,000.

     On May 31, 1996, in connection with the acquisition of the land and building owned by the Company and housing its offices and inventory to October 1997, the Company obtained a mortgage loan from a bank, payable in thirty monthly installments of $2,000, including interest at 9.75% per annum, with a principal payment of $240,000 at maturity on December 30, 1998. This mortgage is collateralized by the land, building and substantially all the assets of the Company.

     In July 1997, the Company entered into the Line of Credit agreement with FNB which expires in July 1998 and provides for borrowings up to a maximum of $1,000,000. During August 1997, the Company drew down $400,000 under the Line of Credit.

     The Company intends to use a portion of the Line of Credit to fund its planned expansion. Certain borrowings under the Line of Credit will be repaid through a portion of the proceeds from the Offering.

     The loan is evidenced by the Company's promissory note and secured by UCC-1 filings giving FNB a first lien position covering all accounts receivable, inventory, and equipment. In addition, the Company is prohibited from pledging or encumbering the business assets or personal property securing this loan in any manner whatsoever without the prior written consent of FNB, except for trade indebtedness. Such indebtedness could, under certain circumstances, limit the Company's ability to expand its operations.


     Peter J. Fiscina, President and Principal Executive Officer and Albert R. Ayala, Vice President of the Company have personally guaranteed the Line of Credit indebtedness to FNB. Such guarantees will be released upon the Company's registration statement becoming effective in connection with the Offering and the Company's Common Stock being approved for listing and commencing to trade on NASDAQ SmallCap. There can be no assurance that any such guarantee will be available to the Company in the future or that the Company's securities will be listed on NASDAQ SmallCap.


     The Company's accounts receivable at July 31, 1997 were approximately $963,000 as compared to approximately $488,000 at October 31, 1996. The Company's present customer base is composed of approximately 60% of customers with Medicare coverage and approximately 40% of customers with private insurance. Medicare usually makes reimbursement payments within 30 days while private insurance companies make reimbursement payments 30-45 days. However, in certain cases if the invoice is not reimbursed upon initial submission, reimbursement payments may take 120 days.

     A key component of the Company's business strategy is to expand its customer base by entering into provider contracts with PPOs, TPAs, self-insured plans, managed care programs and other similar Groups. In order to support this expanding customer base, the Company expects to hire more personnel and will require a larger facility to accommodate this increase, in addition to increasing its inventory level. The Company has installed computer hardware and software upgrades which are designed to be more efficient and which management believes will permit accelerated collections of accounts receivable and thus maintain collections within 90 days or less. The Company expects a shift in its customer base from a concentration of customers with Medicare coverage to a customer base including a greater proportion of customers with private insurance.

     The Company has entered into a contract to purchase a 35,000 square foot building for $2,800,000. The new facility will provide space necessary to house additional employees, store additional inventory and expand all operations required to enable management to accommodate the Company's anticipated growth for the foreseeable future.

     The Company will utilize the proceeds of the Offering, estimated to be approximately $2,210,000 ($2,602,000 if the Underwriters' over-allotment option is exercised in full), to aid in purchasing the larger facility, relocating its operations, repaying drawings under the Line of Credit, funding increases in its inventory and accounts receivable, expanding marketing, advertising and public relations activities aimed at attracting potential customers, and for other working capital and general corporate purposes.

     The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with projected cash flows from operations and available capital resources, including the Line of Credit, will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of this Offering. However, if the Company's plans relating to the implementation of its business strategy change, or the Company's assumptions regarding the implementation of its business strategy prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund the implementation of the Company's business strategy and working capital requirements, the Company could be forced to seek additional financing. There can be no assurance that additional financing could be obtained on acceptable terms, if at all.


Inflation

     The Company does not anticipate that inflation will have a material effect on the Company's operations.

                                   BUSINESS

Overview

     The Company markets and sells by mail order products and services for diabetic retail customers throughout the United States. These products include home blood glucose monitors, test strips, control solution, lancets and lancing devices used for testing the blood sugar levels of diabetics, as well as insulin and syringes. The Company's sales revenues are primarily generated from reimbursements by Medicare and private insurance carriers on behalf of the diabetic retail customers. As of September 17, 1997, the Company estimates that it had in excess of 7,500 active customers (a customer generally being considered active if he or she has placed and paid for orders in the last 90 days).

     Persons suffering from diabetes, a chronic disease for which no cure presently exists, must manage their disease by maintaining their blood sugar levels as close to normal as possible. Blood testing permits diabetics to monitor their blood sugar levels on a regular basis so that other treatment steps, particularly the use of insulin and/or other medication, can be administered effectively, in the appropriate dosages and at the appropriate time intervals. Diabetics generally test their blood one to three times per day, every day, from the time of diagnosis for the duration of their lives. The CDC estimates that, as of 1995, 16,000,000 Americans had diabetes, of whom approximately 8,000,000 had actually been diagnosed as suffering from the disease. The CDC estimates that of these diagnosed diabetics, up to 10%, or 800,000 Americans, suffer from Type I insulin dependent diabetes ("IDDM") and require daily injections of insulin. The remaining number of diabetics suffer from Type II non-insulin dependent diabetes ("NIDDM"). Current estimates are that more than 600,000 new cases of diabetes are diagnosed annually in the United States.

     The Company is developing its business in order to capitalize on the continuing regulatory and marketplace changes occurring in the healthcare industry and the opportunities presented thereby. Since inception, the Company has primarily focused on obtaining individual IDDM customers, covered by Medicare and private insurance. These customers have been generated through a nationwide targeted advertising and marketing program. Presently the Company receives approximately 60% of its sales revenues from Medicare reimbursement and substantially all of its remaining sales revenues from private insurance reimbursement.

     The Company has recently adopted a new business strategy which emphasizes capturing large numbers of additional customers by negotiating contracts with Groups to provide diabetic test products to their participants. In addition to increasing substantially its active customer base through such provider contracts, the sale of products to Group participants is more profitable because the Groups are self-insured or employ private insurance carriers which provide higher reimbursement rates for test products than that provided by Medicare. In order to promote its efforts to enter into provider contracts with Groups, the Company has engaged two senior executives with extensive experience and relationships in the healthcare industry. These executives will direct and coordinate the Company's efforts to enter into such provider contracts, pursuant to which the Company would be listed as a provider of test products and supplies for diabetics, and participants in the contracting Groups would be informed of, or have access to information about, the Company's products and services. Recently, the Company has entered into provider contracts with a leading PPO and a large TPA. Participants in these Groups are not yet customers of the Company.

     The Company is also modifying its advertising and marketing program targeted at individuals, and positioning itself to capture substantial numbers of additional customers who are non-insulin dependent. Effective July 1, 1998, sales of test products to such NIDDMs become eligible for Medicare reimbursement, in accordance with the NIDDM Provision of the Balanced Budget Act which was recently signed into law by President Clinton. Whereas, previously, Medicare only provided reimbursement for IDDM customers, the NIDDM Provision expands coverage to all diabetics.

     In order to increase the number of customers and to service the anticipated growth in customers from contracting with Groups and the impact of the NIDDM Provision, the Company is expanding its facilities and its staff. It is anticipated that the proceeds of the Offering will help support this expansion.


Diabetes

     Diabetes is a chronic disease in which persons suffer from either a deficiency of insulin, a hormone normally produced by the pancreas, or a decreased ability to use insulin. Insulin allows glucose (sugar) to enter into body cells and be converted to energy. Insulin is also needed to synthesize protein and store fats. In uncontrolled diabetes, glucose and lipids (fats) remain in the bloodstream and, with time, can damage the body's vital organs, including eyes, kidneys and blood vessels, can lead to heart disease, stroke, kidney failure, blindness and nerve damage, and can necessitate the amputation of the feet and legs. The American Diabetes Association estimates that diabetes leads, annually, to 54,000 amputations, 12,000-24,000 cases of blindness and well over 100,000 deaths. The CDC estimates that in 1992, total direct medical costs associated with diabetes in the United States were $45 billion.

     Diabetes is classified into two types: Type I insulin dependent diabetes or IDDM which is more severe and usually develops in childhood or adolescence, and Type II non-insulin dependent diabetes or NIDDM which tends to develop after age 40. Persons suffering from IDDM generally produce little or no insulin naturally and require daily doses of insulin by injection. Persons suffering from NIDDM generally produce, but are unable effectively to use, natural insulin. These persons are more likely than Type I diabetics to be over-weight and to have high blood pressure and other risk factors linked to heart disease. Type II diabetics generally are treated with oral medication which permits more effective use of the naturally produced insulin, insulin injection, or a combination of both, as well as diet management and exercise plans. While diabetes is a chronic disease for which no cure exists, the disease can be controlled and managed.

     In June 1997 the American Diabetes Association issued, and federal health agencies, including the CDC and the National Institute of Diabetes and Digestive and Kidney Diseases endorsed, new guidelines defining the blood sugar levels deemed to indicate diabetes and calling for substantially increased efforts to diagnose and detect diabetes. Under the new guidelines, a blood sugar level of 126 milligrams per deciliter (rather than 140 milligrams) will be the basis for a diagnosis of diabetes. The new guidelines are expected to lead to increased detection and diagnosis of diabetes in the United States.

     Both Type I and Type II diabetics must manage their diseases by maintaining their blood sugar levels as close to normal as possible. Furthermore, both Type I and Type II diabetics must regularly test their blood. Blood testing permits diabetics to determine their blood sugar levels on a regular basis so that the effectiveness of behavioral treatment (e.g., diet management, exercise and weight loss) can be assessed, and other treatment steps, particularly required insulin doses or medication, can be administered effectively, in the appropriate dosages and at the appropriate time intervals. Diabetics generally test their blood one to three times per day, every day, from the time of diagnosis for the duration of their lives.


Business Strategy and Plan

     The Company is seeking to establish a multi-faceted business offering a variety of products specifically targeted to, and desired by, the substantial market comprised of persons suffering from diabetes. Management believes that diabetics have a series of unique needs including the types of medical equipment and products currently being sold by the Company and other items. Many of the items required by diabetics are available from a variety of sources. The Company believes, however, that most diabetics currently purchase products on an item by item basis, from multiple vendors. By positioning itself as a single convenient source for, and vendor of, a variety of high quality products, available via telephone order and for reliable, timely home delivery by mail, the Company believes that it will induce a significant number of diabetics to become customers, and furthermore, that such customers will, on a repetitive basis, purchase products offered by the Company.


     To accomplish its goals, the Company, which has been operating for approximately two years, has adopted a business strategy (which also constitutes the Company's plan of operations for the remainder of the current fiscal year (ending October 31, 1998) and for the first six months of the 1999 fiscal year), the key elements of which are described below:


o Developing additional sources of customers and increasing the number of active customers primarily by seeking to enter into additional provider contracts with PPOs, TPAs, and other Groups. This will serve the dual purpose of adding customers and adjusting the overall profile of the Company's customer list to include an increasing percentage of private insurance customers, sales to whom tend to be more profitable, relatively speaking, for the Company than sales to customers with Medicare coverage. The Company will also seek to add customers by means of continued targeted television and radio advertising.

o Intensifying efforts to penetrate the portion of the diabetic market made up of persons suffering from NIDDM. These persons represent an estimated 90% or more of the overall diabetic market. The Company will continue its efforts -- through its advertising campaigns and provider contracts -- to add non-insulin dependent customers, particularly those with private insurance.

o Positioning the Company to add as new customers non-insulin dependent diabetics with Medicare coverage, commencing July 1, 1998, the date Medicare begins to reimburse such persons for the purchase of test products under the NIDDM Provision of the Balanced Budget Act.

o Completing the renovation, expansion and equipping of the Company's new facility in order to accommodate the increase in sales volume already achieved and anticipated in the future as the Company implements the various other elements of its business strategy.

o Accommodating the demands of the increased levels of business already achieved by the Company, and which management anticipates may be achieved over the next 12 to 18 months, by hiring additional personnel. The Company presently estimates that over such period, approximately 60 new employees will be engaged, including 10 in sales and marketing, five in customer service, three in shipping and receiving and 42 in accounting, operations, administration and management, bringing the total number of employees to approximately 100.

o Investigating the feasibility of developing and offering new product lines to its customers.


Customers

     Customers purchasing the Company's products pay for them by assigning to the Company their rights to reimbursement, by Medicare and/or private insurers, for the cost of such products. Such reimbursements represent the source of substantially all payments to the Company for the goods it sells (and, correspondingly, substantially all of the Company's sales revenues). See "Risk Factors - Dependence on Reimbursement by Third Party Payors." The Company will not accept an order for its products from, or ship products to, a customer, unless and until the customer has established, to the Company's satisfaction, that he or she is covered by Medicare or qualifying private insurance and assigned to the Company his or her right to direct reimbursement by Medicare and/or the customer's private insurer.

     Under currently effective regulations, Medicare reimburses for the cost of test products purchased by diabetics with IDDM only. Medicare, historically, has not reimbursed, and currently does not reimburse, for the cost of test products purchased by diabetics suffering from NIDDM.

     As Medicare does not reimburse for the cost of test products purchased by non-insulin dependent diabetics, the Company, since its inception, has marketed its products to the estimated 800,000 diabetics suffering from IDDM and has neither sought, nor attracted customers from the much larger number of non-insulin dependent diabetics. Initially, the Company emphasized attracting insulin dependent diabetics with Medicare coverage. Over time, the Company also began to seek and accept orders from insulin dependent diabetics with private insurance.

     Commencing July 1, 1998, non-insulin dependent diabetics with Medicare coverage will qualify for Medicare reimbursement for the purchase of diabetes test products. See "Business-Overview" and "Business-Business Strategy and Plan."

     During the nine months ended July 31, 1997, the Company received approximately 30% of its sales revenues from customers with Medicare coverage only, approximately 37% of its sales revenues from customers with Medicare and supplemental insurance coverage and approximately 33% of its sales revenues from customers with private insurance coverage only. The Company's business strategy is designed to increase the percentage of sales revenues received from customers with private insurance.


Products--Diabetic Testing Products, Insulin and Syringes

     The Company's core business, generating nearly all of the Company's sales revenues to date, is the sale of products required by diabetics to conduct and evaluate testing of their blood sugar levels. The blood sugar testing products consist of a "lancet," used to prick the finger and obtain drops of blood for analysis, a "lancing device," which houses and fires the lancet into the finger, a "strip," on which an extracted drop of blood is placed, a "control solution," placed on the strip to test the meter's accuracy, and a blood glucose monitor or "meter," which reads the drop of blood on the strip and provides a blood-sugar level result. All five of these test products are marketed and sold by the Company. In addition, the Company also markets and sells insulin and syringes required by diabetics with IDDM. Revenues from the sale of insulin and syringes, however, represent an insignificant portion of the Company's total sales revenues.

     The Company offers a variety of meters purchased from four major manufacturers of such devices. Meters generally have a useful life of one to five years, and some first time customers of the Company who have been purchasing test products from other vendors choose to continue using the meter they already own. In many cases, customers requiring new meters purchase a model recommended by their physicians. In other cases, the Company's telephone representatives discuss with a customer the available models of meters and help the customer determine which to purchase.

     Each model of meter requires use of a particular "model-unique" test strip. Manufacturers of meters also manufacture the test strips to be used with their meters. Test strips and lancets are used only once, and, therefore, are ordered by customers on a continuing and repetitive basis. The Company sells test strips and lancets in boxes of 100 each (or, for diabetics requiring less frequent testing, 50 each).

     Customers generally order control solution on an "as needed" basis. Lancing devices typically have a useful life of approximately six months, and customers generally replace their lancing devices accordingly.


Order and Purchase Procedures

     Prospective customers of the Company, responding to television or radio advertisements or learning of the Company's products through their Group, are directed to call a toll-free "800" phone number for information about the Company's products and to place orders.

     Callers speak to trained Company telephone representatives who complete an information sheet which commences the Company's internal qualification process. This process must be completed before the customer is accepted by the Company and test products and/or insulin and syringes can be shipped. Elements of this process include (i) verification of Medicare and/or private insurance coverage, including any supplementary coverage, (ii) verification of the customer's physician's professional identification number, (iii) receipt from the physician of a certificate of medical necessity and "doctor's order," and (iv) receipt from the customer of an assignment of payment form. The "doctor's order" confirms the customer's insulin dependency (in the cases of customers with Medicare or certain types of private insurance), ability to use the test products, type and quantity of insulin used (where applicable) and amount of daily testing required.

     The Company's customer list, which as of September 17, 1997 included in excess of 7,500 active customers, is currently composed almost entirely of insulin dependent diabetics with Medicare and/or qualifying private insurance. Under current regulations, non-insulin dependent diabetics with Medicare coverage are not entitled to Medicare reimbursement for diabetes test products. For this reason, the Company generally has not sold products to persons suffering from NIDDM (although the Company has sold products, on a very limited basis, to persons with NIDDM who maintain qualifying private insurance). Additionally, the Company does not presently and has no plans to sell products to the portion of the population enrolled in HMOs. Under the NIDDM Provision of the Balanced Budget Act, effective July 1, 1998, all Medicare recipients diagnosed with diabetes, whether or not insulin dependent, will qualify for Medicare reimbursements for diabetes test products. At that time, the Company expects to commence sales of test products to all diabetics with Medicare coverage.

     Once the Company has received the certificate of medical necessity and/or doctor's order, has verified the customer's insurance coverage, and has received from the customer a signed assignment of payment form, the Company will accept the customer's order and ship test products and/or insulin and syringes. Typically, the time frame from first call by a new customer to shipment of and billing for such customer's first order is between 14 and 21 days. Generally, all test products are included in the first order (although some first time customers who have been purchasing test products from other vendors do not order meters, choosing instead to continue using the meters they already own). Thereafter, replacement supplies are automatically shipped periodically, based upon the customer's testing needs.

     The Company, at its facility, maintains product inventory in quantities it believes to be sufficient to meet customer demand. The Company's desire to maintain sufficient inventory as its customer list expands and sales increase represents one factor motivating the Company's physical expansion and relocation. See "Business--Properties." See also "Risk Factors -- Dependence on Suppliers of the Company's Products." Orders are filled at and shipped from the Company's facility. All telephone representatives, marketing and customer service personnel, shipping and receiving personnel, and accounting, billing, management and other personnel are located at the Company's facility (see "Business--Employees").


Shipping, Billing and Payment Procedures


     Upon completion of a customer's file and approval of the customer's order, the Company ships the products ordered to the customer by U.S. mail. Payment for supplies shipped to customers covered by Medicare or private insurance is made pursuant to the customer's assignment to the Company of the customer's right to Medicare or other insurance reimbursement.


     Upon shipment of products to a customer, the charges therefor are entered into the Company's billing system. Invoices are generated and delivered promptly upon acceptance of the order and shipment of products. Most invoices for payment, whether by Medicare or private insurers, are transmitted electronically. Accepted Medicare invoices are generally paid within 15 to 30 days of the invoice date, and most approved private insurance invoices are paid within 30 to 45 days of the invoice date. Invoices not paid upon initial submission typically require up to 120 days for collection. A small amount of accounts receivable prove to be uncollectible for a variety of reasons.


     During May and June 1997, the Company entered into provider contracts with a PPO and a TPA. See "Business -- Provider Contracts." Because the first shipments of test products to participants in such Groups were made only in October 1997, the Company cannot, as of the date of this Prospectus, determine the typical period for collections of accounts receivable generated by sales to such participants.


Reimbursement


     Under current regulations, Medicare will reimburse 80% of the "allowable amount" for the purchase of test products once the customer's annual deductible has been met. The "allowable amount" is the lower of the submitted charge or the state fee schedule based upon the beneficiary's state of residence. Under present rules, the state fee schedules are updated annually by HCFA. Those Medicare beneficiaries also holding supplementary private insurance pay all or a portion of the remaining 20% of the "allowable amount" through such supplementary coverage. Those Medicare beneficiaries without supplementary coverage are personally responsible for the remaining 20%. Because Medicare will not reimburse for the cost of insulin and syringes, diabetics purchasing insulin and syringes from the Company are responsible for payment for these items, either directly or through private insurance. Sales of insulin and syringes account for an insignificant portion of the Company's total sales revenues.


     The terms of private insurance policies vary widely, with differences existing in such areas as products covered, reimbursement rates and deductibles. For this reason, the Company carefully examines (using its own qualification standards) the terms of policies held by prospective customers for whom private insurance provides the primary reimbursement source. Among other qualification standards which customers must meet, the Company will only sell products to persons whose primary source of reimbursement is private insurance if their deductible is less than a specified amount set from time to time by Company management (currently $300). Typically, however, qualifying private insurance reimburses for test products at a rate of 80% of the "usual and customary" price for the products as determined by such private insurers pursuant to their own fee schedules. These prices have generally been higher than the "allowable amount" established by the HCFA fee schedule. Accordingly, private insurance reimbursements for products sold to private insurance customers are generally higher than Medicare reimbursements for the same products, making sales to private insurance customers generally more profitable to the Company than sales to Medicare customers. For this reason, one component of the Company's business strategy (see "Business--Business Strategy and Plan") is to increase the percentage of the Company's total customer list made up of non-Medicare customers.

Sales and Marketing

     The Company, historically, has generated sales of test products and insulin and syringes by advertising for its products on television and radio (and, to a much lesser extent, in print media). The advertising, aimed at individual insulin dependent diabetics with Medicare or qualifying private insurance, promote the safety and reliability of the products distributed by the Company, the available automatic re-ordering and shipping of the test products, the convenient and reliable delivery by mail of the products, and the Company's services in processing and obtaining insurance reimbursements (thus relieving customers of this administrative burden). Interested prospective customers are directed to call a toll-free "800" phone number for more information. The phone number is staffed with eight trained Company telephone representatives who discuss with callers the callers' needs, commence the order and sale process and/or answer callers' questions, including questions about the use of purchased products. See "Business--Products--Diabetes Testing Products, Insulin and Syringes" and "Business--Order and Purchase Procedures."

     The Company's advertising campaigns are designed to reach and attract the interest of audiences likely to include higher concentrations of diabetics. The campaigns are designed and placed by Coastline Media, Inc., a company 90% owned by Peter J. Fiscina and Myron M. Blumenthal, both of whom are officers, directors and principal shareholders of the Company. See "Certain Relationships and Related Transactions." See also "Risk Factors--Competition." The Company also produces and makes available to current and prospective customers flyers, brochures and other literature concerning diabetes in general and the specific products sold by the Company.

     The Company has entered into two provider contracts with a PPO and a TPA, respectively, and seeks additional contracts to provide test products and insulin and syringes to participants in PPOs, TPAs and other Groups. See "Business--Provider Contracts." Upon entry into such contracts, the Company is listed as a provider of diabetic supplies and participants are informed of such status. Additionally, the Company will seek to promote, and will encourage the Groups with which it enters into provider contracts to promote, to Group participants, the Company's goods and services.

     The Company's telephone representatives discuss with callers their diabetes testing needs, answer their questions about insurance reimbursement, describe the Company's products and services, and direct callers through the process of ordering supplies, verifying insurance coverage and obtaining necessary certificates of medical necessity. Additionally, three trained customer service representatives are available to discuss with customers the manufacturer's recommended use of products.

     The Company does not depend on any one or a limited number of customers for a material portion of its sales.


Provider Contracts

     The continuing growth in the size and purchasing power of Groups, leads the Company's management to believe that provider contracts with such Groups will increasingly represent an important source of new customers to the Company. Accordingly, as part of its business strategy, the Company seeks to enter into provider contracts with Groups, pursuant to which the Company would be listed as a provider of test products and supplies for diabetics, and participants in the contracting Groups would be informed of, or have access to information about the Company's products and services.

     In May 1997, the Company entered into a non-exclusive, two year provider contract (the "Provider Contract") with a leading, nationally recognized PPO (the "Contracting PPO"). The Contracting PPO provides a network of providers of medical services and products to its member Groups (which include a large number of TPAs, self-insured plans, managed care programs and other similar groups). Pursuant to the Provider Contract, the Company is listed by the Contracting PPO as a provider of supplies for diabetics, and the Contracting PPO informs its member Groups that supplies for diabetic participants in such Groups are available from the Company. Interested member Group participants are directed to call the Company's toll-free "800" number and, subject to the same verification and qualification procedures applicable to all customers of the Company, may order supplies from the Company and pay for them through reimbursement by, and in accordance with the terms of, such participants' Medicare and/or private insurance coverage.

     The Provider Contract provides the Company with a new and potentially important source of Medicare and non-Medicare customers suffering from either IDDM or NIDDM. Although the Company cannot predict with certainty the number of new customers which may be generated through the Company being included in the Contracting PPO's network of providers, management believes that the Provider Contract could provide a significant number of new customers. See "Risk Factors--The Company May Not Be Successful in Contracting with Managed Care Programs." The Company endeavors to encourage representatives of the Contracting PPO and of its member Groups to publicize the Company's goods and services to member Group participants. These efforts include entering into separate provider contracts with Groups who are members of the Contracting PPO. However, the Contracting PPO and its member Groups have the legal right to, and may, enter into provider contracts with other vendors of products for diabetics, and there can be no assurance that the Contracting PPO or its member Groups will effectively promote the Company's goods and services to their participants. Furthermore, participants in Groups who are members of the Contracting PPO will continue to have the option of purchasing products from pharmacies included in the Contracting PPO's network of providers. See "Risk Factors--The Company May Not Be Successful in Contracting with Managed Care Programs."


     In June 1997, the Company entered into a five year provider contract with a TPA affiliated with the Contracting PPO. The Company estimates that this TPA administers health plans covering the approximately 500,000 participants of whom, based on national statistics, up to 25,000 might be expected to suffer from diabetes. Although this TPA retains the legal right to enter into provider contracts with other providers of diabetic products, and although this TPA's participants continue to have the option of purchasing diabetic products from pharmacies, the Company believes (although there can be no assurance) that a significant number of this TPA's diabetic participants could become customers. See "Risk Factors--The Company May Not Be Successful in Contracting with Managed Care Programs."


Suppliers


     The Company purchases its diabetic supplies from third party manufacturers and distributors. Two manufacturers accounted for 62% and 16%, of the Company's purchases during the year ended October 31, 1996. Two manufacturers accounted for 62% and 11%, of the Company's purchases during the nine months ended July 31, 1997.


     The Company has entered into supply contracts with three major manufacturers of diabetic test products. Management believes that these contracts will provide the Company with a reliable source of inventory at predictable and stable costs.


     The Company has never experienced an availability shortage in the medical equipment and products it sells or an inability to fill customers' orders, although there can be no assurance that such products will not become unavailable or more costly in the future. See "Risk Factors--Dependence on Suppliers of the Company's Products." The Company intends to use a portion of the proceeds from this Offering to enable it to increase its inventory on hand to an eight week supply, in part to protect the Company against potential temporary supply disruptions.


Competition


     Numerous vendors sell products and services to diabetics on a national, regional and local basis, and the market for the sale of medical products for diabetics is highly fragmented. Sales are conducted by many different methods, the nature of the Company's competitors is varied, and the barriers to entry into the business are low. See "Risk Factors - Competition."


     The test products and insulin and syringes sold by the Company to diabetics are available for purchase from national retail chain stores and pharmacies, such as Price Club, K-Mart, Wal-Mart, CVS/Revco and RiteAid, as well as from regional chains and local pharmacies. Many of the national and regional chains are, and some of the local pharmacies may be, more well-established, larger and better financed than the Company, and are able to use their visibility and substantial marketing resources to attract customers with diabetes. However, these retail outlets generally do not offer customers personalized attention in determining their needs. Furthermore, the

Company, unlike most of these retail outlets, accepts assignments of customers' rights to insurance reimbursement, and processes insurance claims, relieving customers of the burden of preparing and confirming the documentation needed to obtain reimbursement. For the same reason, customers of the Company are not required to make payments out of pocket in order to receive products (other than certain co-insurance and deductible amounts), unlike customers of retail outlets. Additionally, because the Company accepts orders for products over the telephone and delivers them (on an automatic repetitive basis where requested), by mail, directly to the customer, management believes that the Company also has important advantages over retail stores in terms of convenience of use by customers.


     The Company also faces competition from other mail order companies and from home healthcare companies who provide similar products and services to customers. The Company, as of September 17, 1997, serviced in excess of 7,500 active customers (a customer generally being considered active if he or she has placed and paid for orders in the last 90 days). Management believes that a number of companies serve significantly larger numbers of customers than does the Company, a greater number of companies serve a similar number of customers, and a sizable number of companies serve a small number of customers. Certain of the Company's mail order competitors may be better established, larger and better financed than the Company. Key competitors providing mail order, home delivery and/or insurance claim processing services include Liberty Medical, Diabetes Support Services, Ideal Diabetic, Diabetes Control Center, Universal Self-Care and Transworld Home Healthcare.


     Furthermore, a much larger number of vendors engage in the sale, distribution, and delivery of medical products and equipment and other consumer goods. Many of these vendors may already possess the facilities, supplier relationships, administrative and management ability, distribution networks, financial and human resources, and experience to enter the business of mail order delivery of diabetic test products. Management believes that competition could become even more vigorous in coming months.


     Part of the Company's business strategy focuses on the establishment of contractual relationships with PPOs, TPAs and other Groups. See "Business--Business Strategy and Plan", and "Business--Provider Contracts". The Company is aware that competitors in the industry also are seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have far greater management, human, and financial resources than the Company for entering into such contracts. See "Risk Factors--The Company May Not Be Successful in Contracting With Managed Care Programs" and "Risk Factors--Competition."


     As a general matter, the Company and its competitors have access to and market the same or similar diabetic test products. Furthermore, since customers pay for products through insurance reimbursement, and the amounts of such reimbursements are determined by HCFA and private insurers, the Company and its competitors sell products at substantially similar prices. Accordingly, the Company and its competitors do not generally compete with each other based on the quality of the goods they sell or the prices for which they sell such goods.


     The key competitive factors for the Company and other suppliers of diabetes products are the quality of service to customers, the scope and effectiveness of marketing efforts, including media advertising campaigns and, increasingly, the ability to develop new sources of customers through such means as obtaining and servicing provider contracts with Groups. See "Risk Factors -- Competition."


Employees


     At September 15, 1997, the Company employed 37 people. All such employees are engaged by the Company through an independent contractor providing employee leasing services to businesses. Of these persons, eight are in sales and marketing, three are in customer service, five are in shipping and receiving and 21 are in accounting, operations, administration and management. The Company's personnel are not governed by any collective bargaining agreement and the Company believes that its relationship with its personnel is good. The Company believes that its wages and benefits, which reflect local conditions, are competitive with those provided by major area employers. All of the Company's hourly staff is currently paid wages on a basis that exceeds the current, and federally mandated increases in, the minimum wage. The Company believes it would not be materially impacted by future increases in the minimum wage.

Properties

     The Company presently occupies a 35,000 square foot facility (the "Facility") located at 2373 N. Horseshoe Drive, Naples, Florida 34104. The Facility houses the Company's executive offices as well as all of the Company's operations and inventory. The Company relocated to the Facility on October 10, 1997, and presently occupies the Facility pursuant to a short-term lease (the "Facility Lease") expiring December 15, 1997, and providing for a rental payment of $10,000 per month. The Facility is adequate to meet the Company's needs.

     In July 1997, the Company entered into an agreement to purchase the Facility for a price of $2,800,000. The Company has delivered to the seller of the Facility a non-refundable deposit in the amount of $280,000. The closing of the purchase and sale of the Facility is scheduled for December 15, 1997, the date of the expiration of the Facility Lease.

     On or about September 1, 1997, the Company entered into an agreement for the first phase of renovations at the Facility. The first phase of renovations including installation of telecommunications and information systems, commenced in September 1997, and was completed on October 10, 1997. The cost of such renovations was approximately $700,000. Management anticipates that an additional phase of renovations will commence in January 1998.

     Should the purchase and sale of the Facility not be completed by December 15, 1997, and should the seller of the Facility not extend the date for the closing of the purchase and sale and not extend the lease of the Facility, the Company could lose its entire investment in the Facility including the purchase price deposit and the amounts paid for renovation, and, further, could lose its right to occupy the Facility. See "Use of Proceeds" and "Risk Factors--Inability to Complete the Purchase of New Facility."

     Prior to occupying the Facility, the Company operated from a 7,000 square foot building (the "Former Premises") located at 1951 J&C Boulevard, Naples, Florida 34109-6215. The Company purchased the Former Premises from Two Oaks Realty ("Two Oaks"), a partnership owned by Peter J. Fiscina and Albert R. Ayala, both officers, directors and principal stockholders of the Company. See "Certain Relationships and Related Transactions." The Company acquired the Former Premises from Two Oaks in May 1996 for $320,000, the amount of the original purchase price paid by Two Oaks plus the costs of renovations of the Former Premises incurred by Two Oaks.


     In connection with the purchase of the Former Premises, the Company obtained a mortgage loan in the amount of $250,000, secured by a lien on the Former Premises and other assets of the Company. The loan is payable in monthly installments of $2,000, including interest at 9.75% per annum with a principal payment of $240,000 at maturity on December 30, 1998. The Company intends to sell the Former Premises prior to the maturity of such mortgage loan.


Tradenames


     The Company has applied for federal trademark protection for the name Certified Diabetic Supplies and for its logo.


Government Regulatory Matters


     The healthcare industry, including the sale of diabetes products and services, is subject to governmental regulation on both federal and state levels. See "Risk Factors--Changes in Government Regulation May Have an Adverse Effect on Operations."


     Third-Party Reimbursement. Medicare is a government funded health insurance program which provides federally-funded health insurance coverage for persons age 65 or older and for certain disabled persons. Medicare Part B provides reimbursement for certain of the services, supplies and items provided by the Company, with such reimbursement for the cost of the services and supplies which the Company provides being subject to extensive regulation. The levels of reimbursement paid or payments made by such programs are often lower than the levels of reimbursement paid by other third-party payors, such as traditional indemnity insurance companies. See "Risk Factors--Dependence on Reimbursement by Third Party Payors."

     The Company accepts assignment of Medicare claims, as well as claims with respect to other third-party payors, on behalf of its customers whenever the reimbursement coverage is adequate to ensure payment of the customer's obligations. The Company processes its customers' claims, accepts payment at scheduled rates, and assumes the risks of delay or nonpayment for inadequately documented sales or services which are determined by the third-party payor as being medically unnecessary. The Company employs the administrative personnel necessary to transmit claims for product cost reimbursements directly to private health insurance carriers, and seeks payment for any unreimbursed costs directly from customers. No assurance can be given that a significant number of future requests for reimbursement will not be denied, although the Company believes that its policies, procedures, and prices currently minimize this risk.

     Like other healthcare companies, the Company's sales revenues and profitability are adversely affected by the continuing efforts of third-party payors (including Medicare and managed care companies) to contain or reduce the costs of healthcare by lowering reimbursement rates, increasing case management review of bills for services and negotiating reduced contract pricing. As expenditures in the home healthcare market continue to grow, initiatives aimed at reducing the costs of product and service delivery in that market are increasing. See "Risk Factors--Changes in Governmental Regulation May Have an Effect on Operations" and "Risk Factors--Dependence on Reimbursement by Third Party Payors."

     Medicare Program. The Company is a registered Medicare Part B supplier. As a Medicare supplier, the Company can provide equipment and supplies to Medicare beneficiaries, and obtain reimbursement directly from the Medicare durable medical equipment regional carriers. HCFA sets guidelines for the types and quantities of equipment and supplies, the costs of which are reimbursable under the Medicare program. In the event that full reimbursement is not obtained through Medicare, customers are personally responsible for full payment either through supplementary private insurance coverage or otherwise.

     State Licensing and Regulation. Certain operations of the Company may be subject to state and local regulation. Management believes that all of the Company's present operations are substantially in compliance with such state and local laws and regulations. To the extent the Company engages in new activities, the cost of compliance with applicable state and local regulations and licensing requirements cannot be determined with any certainty at this time.


Product Liability and Insurance

     The Company maintains insurance coverage which it generally believes to be adequate. However, the nature of the Company's business may subject it to product liability lawsuits. The Company maintains product liability insurance in the amount of $1,000,000. To the extent that the Company is subject to claims which exceed its liability insurance coverage, such suits could have a material adverse effect on the Company. No such lawsuits are pending or, to the Company's knowledge, threatened against the Company and the Company has not experienced any material losses from such lawsuits in the past. See "Risk Factors--Product Liability; Adequacy of Insurance."


Legal Proceedings

     The Company is not a party to any material pending legal proceedings and is not aware of any threatened material legal proceeding.

                                  MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company are as follows:




Name                            Age    Position
----                           -----   --------
Peter J. Fiscina   .........    62     President, Principal Executive Officer, Director
Albert R. Ayala    .........    55     Vice President, Director
Myron M. Blumenthal   ......    65     Treasurer, Principal Financial Officer, Director
Joseph L. Marotta  .........    64     President of Medicalco
Ronald G. Hersch   .........    52     President of Healthco
Stanley Bloom, M.D.   ......    59     Director
Ronald L. Rucker   .........    55     Director

------------
Peter J. Fiscina. Mr. Fiscina is a co-founder of the Company and has served as its President, Principal Executive Officer, Secretary and as a director since its inception in September 1995. From July 1994 to September 1995 Mr. Fiscina served as President of PF Development of Collier, Inc., a diabetic supply business similar to that of the Company. From February 1992 to December 1994, Mr. Fiscina served as the President of PF Development of Southwest Florida, Inc., a sub-franchisor for Country Kitchen Restaurants in Southwest Florida. From 1965 to 1990 Mr. Fiscina was the President and sole stockholder of Peters Best Beef Products Ltd., of Farmingdale, New York, a company engaged in the manufacture and wholesaling of meat products. In August 1989, Peters Best Beef Products Ltd. filed for protection under Chapter XI of the federal bankruptcy laws, and in June 1990, it filed for liquidation under Chapter VII of the federal bankruptcy laws. Mr. Fiscina is also a principal shareholder in and the President of Coastline Media, Inc. See "Risk Factors--Prior Activities of Peter Fiscina" and "Certain Relationships and Related Transactions."

Albert R. Ayala. Mr. Ayala is a co-founder of the Company and has served as its Vice President and as a director since its inception in September 1995. From July 1994 to September 1995, Mr. Ayala served as Vice President in charge of sales and shipping for PF Development of Collier, Inc. From 1985 to July 1994, Mr. Ayala was the owner, and served as President of Ayala Companies, Inc. d/b/a Electro-Bake Auto Painting, Inc., custom auto paint shops located in Southwest Florida.

Myron M. Blumenthal. Mr. Blumenthal has served as the Company's Treasurer, Principal Financial Officer, and as a director since October 1995. Mr. Blumenthal is a Certified Public Accountant and was engaged in private practice from 1965 through 1995. Since 1986, Mr. Blumenthal has served as Chairman of the Board of Select Resources, PLC, a British company that, between 1988 and 1992, sought to invest in oil and gas properties in the United States. Conduct of such activities was contingent upon raising sufficient capital pursuant to a securities offering. The offering was never completed, and the Company has been inactive since 1992. Mr. Blumenthal is also a principal shareholder in and officer of Coastline Media, Inc. See "Certain Relationships and Related Transactions."

Joseph L. Marotta. Mr. Marotta has served as the President and a director of CDS Medical Supplies, Inc., a subsidiary of the Company, since it commenced activities in May 1997. Mr. Marotta has, for more than 20 years, been the President of and a principal in Marotta Associates, an insurance agency. On October 17, 1996 Mr. Marotta filed a petition for bankruptcy protection, which petition was discharged on February 11, 1997.

Ronald G. Hersch. Mr. Hersch has served as President of the Company's Healthco subsidiary since September 15, 1997. From November 1996 through September 1997, Mr. Hersch served as Executive Vice President and Chief Marketing Officer of Multiplan, Inc., a preferred provider organization located in New York City, with responsibility for product development, sales and client services. During this period, Mr. Hersch also served as President and Chief Operating Officer of Everest Healthcare Management, Inc., an affiliate of Multiplan, Inc. From August 1994 to November 1996, Mr. Hersch was Vice President of the Managed Care Division of Comprehensive Care Corporation, Tampa, Florida (as well as President of a subsidiary thereof). From 1991 through 1993, Mr. Hersch was first Clinical Director, and then Director of Mental Health Product Development for Private Healthcare Systems, Inc. of Waltham, Massachusetts.

Stanley Bloom, M.D. Dr. Bloom, a medical doctor, has been a director of the Company since October, 1997. Dr. Bloom is a partner in Physicians in Urology, P.A. of Livingston, New Jersey and has been engaged in private practice in the field of urology since 1970. He is currently affiliated with the University of Medicine and Dentistry, Newark, New Jersey, St. Barnabus Medical Center, Livingston, New Jersey, and Overlook Hospital, Summit, New Jersey. Dr. Bloom is, among numerous certifications, a member of the American Association of Diabetic Educators, and has lectured extensively, particularly in the area of diabetes and sexual dysfunction. Dr. Bloom is married to Mr. Fiscina's sister-in-law.

Ronald L. Rucker. Mr. Rucker has served as a director of the Company since October 1997. Mr. Rucker, since 1994, has been Senior Vice President, Commercial Lending, for First National Bank of Naples. From 1989 through 1994, Mr. Rucker was Vice President, Commercial Lending, for the same bank.


Audit Committee

     The Board of Directors has established an audit committee to be comprised of three members to be designated as of the consummation of the Offering, two of whom will be independent. The audit committee is to be responsible for making recommendations concerning the engagement of the independent public accountants, approving professional services provided by the independent public accountants and reviewing the adequacy of the Company's internal accounting controls.


Executive Compensation

     The following table sets forth the compensation paid to the Principal Executive Officer and the two other executive officers whose annual salary and bonus exceeded $100,000 for services rendered in all capacities to the Company for the fiscal years ended October 31, 1996 and October 31, 1997.


                          SUMMARY COMPENSATION TABLE




                                                                                                Long-Term
                                                     Annual Compensation                       Compensation
                                  ---------------------------------------------------------   -------------
                                                                              Other Annual     Securities       All Other
           Name and                Fiscal                                     Compensation     Underlying      Compensation
      Principal Position            Year      Salary($)       Bonus($)            $(1)         Options(#)          ($)
-------------------------------   --------  -----------    ---------------   --------------   -------------   -------------
Peter J. Fiscina                    1997      150,000               (2)            --           1,000,000          --
President, Principal Executive
 Officer                            1996      150,000        207,000               --           2,000,000          --

Albert R. Ayala                     1997      100,000               (2)            --             100,000          --
Vice President                      1996      100,000        106,000               --           1,000,000          --

Myron M. Blumenthal                 1997      100,000               (2)            --           1,000,000          --
Treasurer, Principal Financial
 Officer                            1996      100,000        106,000               --           1,000,000          --

------------
(1) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the value of such perquisites and other personal benefits provided by the Company did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer for such year.

(2) Pursuant to the terms of their employment agreements with the Company, Messrs. Fiscina, Ayala and Blumenthal are entitled to receive bonuses in accordance with a formula based on the Company's annual sales and earnings before interest, taxes, depreciation and amortization ("EBITDA") for any fiscal year. The total amount of such bonus payable to Messrs. Fiscina, Ayala and Blumenthal in respect of the fiscal year ended October 31, 1997 is not calculable as of the date hereof. The Company pays portions of such bonuses in respect of each quarter during the fiscal year based on results for the quarter. However, the final determination of the aggregate amount of the bonus for the fiscal year is not made until after completion of the independent audit of the Company's financial statements as of the end of the fiscal year. Messrs. Fiscina, Ayala and Blumenthal have received bonuses in respect of the first three quarters of fiscal year 1997 in the respective aggregate amounts of $225,000, $150,000 and $150,000. The employment agreements also specify that the Company's Board of Directors may award other cash bonuses from time to time based upon the Company's growth and success. As of July 31, 1997, no such discretionary bonuses had been awarded to Messrs. Fiscina, Ayala and Blumenthal in respect of the fiscal year ended October 31, 1997. It cannot be determined as of the date hereof whether the Board of Directors will award any discretionary bonuses in respect of the fiscal year ended October 31, 1997.


Employment Contracts and Termination of Employment


Messrs. Fiscina, Ayala and Blumenthal

     Peter J. Fiscina, Albert R. Ayala and Myron M. Blumenthal (each of Mr. Fiscina, Mr. Ayala and Mr. Blumenthal are herein referred to as "Executive") are employed under five-year employment agreements with the Company, each terminating on October 31, 2000.

     The employment agreements require the Executives to devote their entire time, energy and skill to the Company, while acknowledging that the Executives have other business interests and serve as directors of other businesses, and confirming that such activities shall be permitted. Each of the Executives also agrees, while an employee of the Company and for two years thereafter, not to compete with the Company, not to solicit customers and clients of and other persons with relationships with the Company, and not to solicit any employees, agents or representatives of the Company in an effort to cause such persons to become employees, agents or representatives of any competitor of the Company. There can be no assurance that a court would enforce such restrictive covenants.

     The employment agreements provide for the payment to Messrs. Fiscina, Ayala and Blumenthal of annual base salaries of $150,000, $100,000 and $100,000, respectively. Each executive is also entitled to annual incentive bonus compensation based upon minimum annual sales and EBITDA targets. See Note 2 to "Summary Compensation Table."

     If, at the conclusion of the five-year terms, the agreements are not extended or replaced with new agreements solely because the Company has failed to negotiate to do so in good faith, the Executive is entitled, for a period of one year following termination, to receive an amount equal to his highest annual compensation (including all bonus compensation), payable in the same manner his salary was paid to him while he was employed.

     In the event of Executive's death, Executive's heirs, personal representatives or estate are entitled to receive his salary for a period of one year after death, accrued benefits and bonuses up to the date of termination, and any benefits which, in accordance with the terms of the corresponding benefit plans, would continue to be paid following termination.

     Upon Executive's continuing disability (for more than three consecutive months or for periods aggregating four months during any six month period), the Company may terminate the employment agreement, and Executive will be entitled to receive, for one year following the onset of the disability, base salary less any disability insurance proceeds received from any disability plan provided by the Company, as well as any accrued benefits and bonuses up to the date of termination, and any benefits which, in accordance with the terms of the corresponding benefit plans, would continue to be paid following termination. If the Company terminates the agreement with Executive for cause, Executive will be entitled to receive two weeks' salary as severance.

     If the Company terminates Executive for reasons other than death, disability or cause, Executive is entitled to receive the balance of the compensation otherwise due under the employment agreement, but in no event less than an amount equal to two years' compensation as provided in the employment agreement, plus one year of severance pay in an amount equal to his highest annual compensation, including all bonus compensation.

     Ronald G. Hersch

     The Company has entered into a three year employment agreement with Ronald
G. Hersch. The agreement, which terminates September 14, 2000, requires Mr. Hersch to devote his entire time, energy and skill to the

Company, while acknowledging that Mr. Hersch is serving as a consultant to a large PPO and confirming that such consulting activities shall be permitted. Mr. Hersch is expected to lead, in coordination with Joseph L. Marotta, the Company's efforts to obtain additional provider contracts with Groups, and to manage, together with the Company's other senior executives, the business arising out of such provider contracts.

     Mr. Hersch also agrees, while an employee of the Company and for two years thereafter, not to compete with the Company, not to solicit customers of the Company, and not to solicit any employees, agents or representatives of the Company to become employees, agents or representatives of others, or otherwise interfere with such persons' relationships with the Company. There can be no assurance that a court would enforce such restrictive covenants.

     The employment agreement provides that Mr. Hersch will receive an annual base salary of $250,000 per year. Mr. Hersch will also be entitled to receive annual incentive bonus compensation based upon certain targets for new customers attracted through the provider contracts arranged by or with the participation of Mr. Hersch.

     Simultaneously with entry into the employment agreement, the Company granted Mr. Hersch options to purchase 150,000 shares of Common Stock. The options, which are exercisable at the price of $9.00 per share, vest five years after the date of grant provided, however, that the options are subject to earlier vesting, in specified increments, based on certain targets for new customers attracted through provider contracts obtained by or with the participation of Mr. Hersch. Pursuant to the terms of the stock option agreement between the Company and Mr. Hersch, Mr. Hersch's rights to the options, to the extent not exercised, terminate on the tenth anniversary of the date of grant or, if sooner, three months after Mr. Hersch's termination as an employee of the Company for any reason (but one year following termination by reason of death or disability).

     At the conclusion of the initial three year term of employment, the Company and Mr. Hersch are to negotiate a new contract or an extension of the existing agreement. If they fail to reach such an agreement, Mr. Hersch will be entitled to one-half his annual base compensation (excluding bonus or any other benefits) for a period of six months following termination of the initial three year term. Furthermore, if the Company terminates Mr. Hersch other than for cause or by reason of disability or death, Mr. Hersch will be entitled to the balance of the compensation which would have been payable under the terms of the agreement, but in no event less than six months' compensation (including bonuses and benefits).

     If Mr. Hersch dies after the first year of the term and prior to the term's conclusion, the agreement shall terminate, and the Company shall pay to Mr. Hersch's estate or heirs base salary for a period of one year following death, accrued benefits and bonuses through the date of death, and certain other benefits. If Mr. Hersch becomes disabled after the first year of the term and prior to the term's conclusion, and such disability continues for three consecutive months or for an aggregate of four out of any six months, the Company may terminate the agreement, and Mr. Hersch will be entitled to receive his base salary, less the amount of any disability insurance proceeds received from any Company funded disability policy, for a period of one year from the date of the disability's onset, plus any accrued benefits and bonuses through the date of termination, and certain other benefits.

     Joseph L. Marotta

     The Company has entered into a one year employment agreement dated February 14, 1997 with Joseph L. Marotta pursuant to which Mr. Marotta has agreed to devote his business time and attention to the Company. Mr. Marotta (together with Ronald G. Hersch) is responsible for the Company's efforts to obtain and enter into provider contracts with Groups. The Company acknowledges that Mr. Marotta is a principal in Marotta Associates, an insurance services firm, and confirms that his activities relating to such position are permitted. The initial term of his agreement is automatically renewable for successive one-year periods unless either party to the contract elects not to so renew the term. Under the agreement, the Company has agreed to pay to Mr. Marotta a base salary of $65,000 per annum plus monthly commissions equal to $0.50 for each customer of the Company (a) who is a participant in a Group with which the Company has entered into a provider contract through, or with the assistance of, Mr. Marotta and (b) who purchases products from the Company, payment for which is collected by the Company in the month with respect to which the commission is paid.

     Pursuant to the agreement, Mr. Marotta has agreed during his employment term and for 12 months thereafter, not to compete with the Company's business, not to solicit customers, vendors or suppliers of the Company or interfere with the Company's relationships with its customers, and not to solicit employees of the Company or interfere with the Company's relationships with its employees.

     Upon termination of the agreement, Mr. Marotta is entitled to continue to receive the monthly commissions described above during the initial term of the relevant provider contract (but not any extension or renewal term).


Benefit Plans

     The Company adopted the 1997 Stock Option Plan (the "Plan") in June 1997. (The Plan, when adopted, was identical in all respects to the 1995 Stock Option Plan (the "Florida Supplies Plan") adopted by Florida Supplies, the predecessor to the Company, in November 1995. In connection with the reorganization of the Company completed in August 1997, pursuant to which the Company changed its state of incorporation from Florida to Delaware and adopted its present holding company structure, optionees under the Florida Supplies Plan received, in substitution for their options thereunder, an identical number of options, with identical terms, under the Plan. See "Business--Business Background"). The Plan was amended in September 1997, after completion of the reorganization, to increase the number of shares of Common Stock reserved for issuance thereunder from 5,000,000 to 8,000,000.

     Under the Plan, as amended, 8,000,000 shares of Common Stock are reserved for issuance to employees, officers, key executives, directors, consultants or advisors of the Company. The Plan is administered by the Compensation Committee of the Board of Directors of Certified.

     As of October 31, 1997, options for an aggregate of 4,000,000 shares at $1.00 per share, 300,000 shares at $5.00 per share, 2,100,000 shares at $8.75 per share, and 150,000 shares at $9.00 per share were outstanding. Options held by the principal executive officer and each of the other executive officers named in the Summary Compensation Table are as follows: Mr. Fiscina - 2,000,000 shares at $1.00, 1,000,000 shares at $8.75; Mr. Blumenthal - 1,000,000 shares at $1.00, 1,000,000 shares at $8.75; Mr. Ayala - 1,000,000 shares at $1.00,
100,000 shares at $8.75.

     The following table sets forth certain information concerning stock options granted to the Principal Executive Officer and each of the other named executive officers during fiscal year 1997. The exercise price for all of the grants to such named persons was the fair market value of the shares of Common Stock on the date of the grant, determined by reference to the closing price as quoted on the OTC Electronic Bulletin Board on such date.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                          Potential Realizable Value of Assumed
                                                                                         Annual Rates of Stock Price Appreciation
                                                  Individual Grants                                for Option Term (1)
                              ---------------------------------------------------------  ----------------------------------------
                                   Number of
                                   Securities        Percent of Total
                               Underlying Options    Options Granted
                                    Granted          to Employees in    Exercise Price    Expiration        5%           10%
            Name                      (#)              Fiscal Year          ($/sh)         Date (2)        ($)           ($)
----------------------------  --------------------  -----------------  ----------------  ------------  ------------  ------------
Peter J. Fiscina   .........       1,000,000             39.2 %             $8.75           9/2/05     $5,510,000    $13,950,000
Myron M. Blumenthal   ......       1,000,000             39.2 %             $8.75           9/2/05     $5,510,000    $13,950,000
Albert R. Ayala    .........         100,000              3.92%             $8.75           9/2/05     $  510,000    $ 1,395,000

------------
(1) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The amounts shown reflect the difference between the appreciation and the exercise price, at the assumed annual rates of appreciation through the tenth anniversary of the dates of grant.

(2) The options vest in their entirety on the earlier to occur of (a) the eighth anniversary of the date of grant, or (b) the date, if any, that the Board of Directors, in consultation with the Company's independent auditors, determines that, with respect to the Company's fiscal year then ended, the Company has achieved gross revenues of not less than $10,000,000 and adjusted earnings before income taxes, depreciation and amortization of not less than $3,000,000, provided the optionee is then employed by the Company. The rights of the optionee in the options, to the extent not exercised, terminate on the tenth anniversary of the date of grant or, if sooner, three months after optionee's termination as an employee of the Company for any reason (but one year following termination by reason of death or disability).

     The following table sets forth certain information with respect to the Principal Executive Officer and the other named executive officers regarding the value of their unexercised options held as of October 31, 1997. No options were exercised (or exercisable) during fiscal year 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                    Number of Securities
                                   Underlying Unexercised             Value of Unexercised
                                         Options at                 In-The-Money Options at
                                      October 31, 1997                October 31, 1997(1)
                               -------------------------------   ------------------------------
            Name                Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   -------------   ---------------   -------------   --------------
Peter J. Fiscina   .........        -0-           3,000,000           -0-         $12,000,000
Myron M. Blumenthal   ......        -0-           2,000,000           -0-         $ 6,000,000
Albert R. Ayala    .........        -0-           1,100,000           -0-         $ 6,000,000

------------
(1) Reflects the difference between the exercise price and $7.00 per share (the closing market price of the Common Stock, as reported on the OTC
    Electronic Bulletin Board on October 1, 1997).

Compensation Committee Interlocks and Insider Participation

     The Company did not have a compensation committee or other board committee performing equivalent functions during the fiscal year ended October 31, 1997. The Board of Directors of the Company, consisting of Messrs. Fiscina, Blumenthal and Ayala, made all decisions relating to executive officer compensation during fiscal year 1997.

     Messrs. Fiscina and Blumenthal are the sole directors and the executive officers, as well as the owners, in the aggregate, of 90% of the outstanding capital stock of Coastline Media, Inc. ("Coastline"). The Company engages Coastline to design and implement its television and radio advertising campaigns, including the purchase of advertising time and the placement of television and radio advertisements. The Company pays Coastline a gross fee for its services out of which Coastline must pay its expenses, including the costs of time purchased on behalf of the Company. During the nine months ended July 31, 1997, the Company paid Coastline approximately $539,000 for its services. Management believes that the cost of the time purchased by Coastline on behalf of the Company during such period was approximately $460,000. (See "Certain Relationships and Related Transactions--Coastline Media Inc.")

     The Board of Directors has established a compensation committee to be comprised of members to be identified as of the consummation of this Offering, two of whom will be independent. The compensation committee is to be responsible for all decisions relating to compensation for officers, directors and employees of the Company, as well as for administration of the Company's benefit plans.


Indemnification of Officers and Directors

     The Certificate of Incorporation and By-Laws of the Registrant provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to Directors, officers or controlling persons of the Company pursuant to the Company's By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and Directors of the Company are to be indemnified against certain liabilities. The Company's Certificate of Incorporation limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and Directors.

     In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of September 15, 1997, as adjusted to reflect the sale of shares offered hereby, for (i) each person known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) the Company's directors and named executive officers, and (iii) all of the Company's directors and executive officers as a group. Except as otherwise noted in the footnotes to this table, the named beneficial owner has sole voting and investment power.

                                                                 Percentage of Shares
                                                                Beneficially Owned (1)
      Name and Address of            Number of Shares     -----------------------------------
       Beneficial Owners            Beneficially Owned     Before Offering     After Offering
--------------------------------   --------------------   -----------------   ---------------
Peter J. Fiscina(2)                     2,512,500               23.2%              22.2%
2373 N. Horseshoe Drive
Naples, Florida 34104

Albert R. Ayala(3)                      2,306,250               21.3%              20.4%
2373 N. Horseshoe Drive
Naples, Florida 34104

Myron M. Blumenthal(4)                  1,206,250               11.1%              10.7%
2373 N. Horseshoe Drive
Naples, Florida 34104

Stanley Bloom, M.D.(5)                      4,500                 *                  *
16 Dominick Court
Short Hills, New Jersey 07078

Ronald L. Rucker(6)                         2,500                 *                  *
72 Cypress Point Drive
Naples, Florida 34105

All directors and executive             6,032,000               55.7%              53.3%
officers as a group (5 persons)

------------
*Less than 1%.

(1) Assumes 10,825,000 shares of Common Stock outstanding prior to this Offering, and 11,325,000 shares of Common Stock outstanding immediately after this Offering. Assumes no exercise of Underwriters' over-allotment option.

(2) Does not include options to purchase 3,000,000 shares of Common Stock not exercisable within 60 days of the date hereof. Mr. Fiscina is the President, Principal Executive Officer and a director of the Company.

(3) Does not include options to purchase 1,100,000 shares of Common Stock not exercisable within 60 days of the date hereof. Mr. Ayala is Vice President and a director of the Company.

(4) Does not include options to purchase 2,000,000 shares of Common Stock not exercisable within 60 days of the date hereof. Mr. Blumenthal is the Treasurer, Principal Financial Officer and a director of the Company.

(5) Dr. Bloom is a director of the Company. Represents 4,000 shares of Common Stock owned by Dr. Bloom's wife. Also includes 500 shares of Common Stock owned by a pension plan administered by Dr. Bloom for his benefit.

(6) Mr. Rucker is a director of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Coastline Media, Inc.


     Peter J. Fiscina and Myron M. Blumenthal, both officers, directors and principal stockholders of the Company, own an aggregate of 90% of the outstanding common stock of Coastline. Coastline, which commenced operations in July 1996, is engaged in the business of designing and implementing advertising campaigns on television and radio and in other media. Coastline, on behalf of the Company and other third party clients, purchases advertising time and places advertisements.


     The Company, which since inception has conducted television and radio advertising campaigns for its products and services (See "Business -- Overview"), engages Coastline to design and implement its television and radio advertising campaigns, including purchasing time and placing advertisements, as well as overseeing production of advertisements. Coastline charges its clients, including the Company, a gross fee for its services and is responsible for purchasing time and placing advertising. The Company's management believes that the cost of advertising placed by Coastline averages approximately 85% of the gross fees paid by the Company, and that such a 15% gross margin is in accordance with industry standards.


     During the nine months ended July 31, 1997, CDS paid Coastline aggregate gross fees of approximately $539,000 for services rendered. Based on the foregoing assumption as to the cost of advertising, the Company's management believes that the costs of the advertising time purchased by Coastline for the Company were approximately $460,000.


     The Company and Coastline are not parties to a formal agreement. The Company engages Coastline to perform services for the Company and Coastline charges the Company for such services on a project by project basis. The Company expects to continue to use the services of Coastline, exclusively, for the design and implementation of the Company's advertising campaign.


     Coastline employs one person (who is the holder of the 10% of Coastline's capital stock not owned by Mr. Fiscina or Mr. Blumenthal) and occupies and operates from and maintains a limited amount of office space at the Company's facilities. The Company does not currently charge Coastline for the space occupied. However, commencing in early 1998, upon completion of the second phase of renovations, the Company anticipates that Coastline will occupy additional space at the Facility on terms no less favorable than could be obtained by the Company from unrelated parties on an arm's-length basis.


Two Oaks Realty


     Through October 10, 1997, the Company occupied the Former Premises owned by it located at 1951 J&C Boulevard, Naples, Florida 34109-6215. Two Oaks, a partnership owned by Peter J. Fiscina and Albert R. Ayala, both officers, directors and principal stockholders of the Company, acquired the Former Premises in a foreclosure sale. Two Oaks subsequently financed the costs of certain renovations at the Former Premises. In May 1996, the Company acquired the Former Premises from Two Oaks for $320,000 which amount represented the original purchase price paid by Two Oaks for the Former Premises plus the costs of the renovations of the Former Premises incurred by Two Oaks. Two Oaks does not retain any interest in the Former Premises. The Company intends to sell the Former Premises. See "Business--Properties."


Share Issuances


     At its inception, in September 1995, the Company issued to Peter J. Fiscina and Albert R. Ayala, both officers, directors and principal stockholders of the Company, an aggregate of 200 shares of common stock for $100 per share (which shares, following a 20,000 for 1 stock split effected in July 1996, represented 4,000,000 shares of Common Stock). In October 1995, the Company also issued to Messrs. Fiscina and Ayala, and to Myron M. Blumenthal, also an officer, director and stockholder of the Company, an aggregate of 60 shares of Common Stock in full payment for services rendered valued, in the aggregate, at $6,000 ($100 per share) (which shares, following the stock split, represented 1,200,000 shares of Commmon Stock).

     In November 1995, the Company issued an aggregate of 70 shares of Common Stock to Messrs. Fiscina and Blumenthal (which shares, following the stock split, represented 1,400,000 shares of Common Stock) in payment for consulting services rendered to the Company and valued, in the aggregate, at $7,000.

     The Board of Directors of the Company awarded bonuses to Messrs. Fiscina, Ayala and Blumenthal, in accordance with their employment agreements, in the aggregate amount of $419,000 in respect of the fiscal year ended October 31, 1996, and in the additional aggregate amount of $200,000 in respect of the quarter ended January 31, 1997. Such bonus amounts, together with accrued salaries in the aggregate amount of $181,000, were simultaneously lent to the Company by the three officers. On February 20, 1997, these loans were converted into shares of Common Stock at the price of $1.00 per share. Based on the foregoing, the Company issued to the three officers an aggregate of 800,000 shares of Common Stock on February 20, 1997.

     In May 1997, the Board of Directors awarded bonuses to Messrs. Fiscina, Ayala and Blumenthal, in accordance with their employment agreements, in the aggregate amount of $200,000 in respect of the quarter ended April 30, 1997. The Board further authorized the payment of such bonuses, the simultaneous loan of such bonus amounts by the three officers back to the Company, and the simultaneous conversion of such loans into shares of Common Stock at the price of $8.00 per share, which price represented the share price quoted on the "OTC Electronic Bulletin Board" of the NASD on the date of the award. Based on the foregoing, the Company issued to the three officers an aggregate of 25,000 shares of Common Stock on May 16, 1997.


Ronald L. Rucker

     Ronald L. Rucker, a director of the Company, is an officer of FNB. The Company has borrowed $400,000 of a $1,000,000 Line of Credit provided by FNB, and will apply $300,000 of the proceeds from this Offering to repay a portion of the Line of Credit. See "Use of Proceeds." FNB is also the mortgagee of the Company's mortgage on the Former Premises. See "Business--Properties."

     On-going and future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis, and will be approved by a majority of the Company's independent and disinterested directors.


                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering and assuming no exercise of outstanding options, the Company will have outstanding 11,325,000 shares of Common Stock (11,400,000 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 500,000 shares sold in the Offering (575,000 shares if the over-allotment option is exercised in full) will be immediately eligible for resale in the public market without restriction under the Securities Act, except for any shares purchased by an "Affiliate" (as that term is defined under the Securities Act) of the Company, which will be subject to the resale limitations of Rule 144 under the Securities Act. Additionally, the 2,000,000 Unrestricted Shares issued by the predecessor to the Company (see "The Company"), in December 1996 in connection with an offering exempt from the requirements of the Act pursuant to Rule 504 of Regulation D promulgated under the Securities Act, are deemed to be "free trading" shares which have been, and will continue to be, eligible for resale in the public market without restriction under the Securities Act, except for any shares purchased by an Affiliate of the Company, which will be subject to the resale limitations of Rule 144.

     The remaining 8,825,000 shares outstanding following this Offering (the "Previously Issued Shares") were issued by the Company in private transactions not involving a public offering and are thus treated as "restricted securities" within the meaning of Rule 144 under the Securities Act.

     Holders of 6,025,000 of the Previously Issued Shares have agreed to enter into agreements with the Company ("Lock-Up Agreements") pursuant to which they will agree that, during the 12 month period after the closing of this Offering, they will not, except with the prior consent of the Representative, offer, sell, contract to sell, grant an option to purchase or otherwise dispose of any of such Previously Issued Shares, other than an aggregate of 200,000 of such shares six months after the closing of the Offering, and an aggregate of an additional 200,000 of such shares nine months after the closing of the Offering. In addition, the Company has agreed that during such period it will not, without the prior consent of the Representative, offer, issue, sell, contract to sell, grant an option to purchase or otherwise dispose of any of the Company's securities, other than the issuance of shares of Common Stock upon exercise of currently outstanding options or warrants. Without limiting the foregoing, the Company has further agreed that during such period, it will not, without the prior consent of the Representative, file a registration statement relating to the offer or sale of any of the Company's securities, or effect any sale of its securities, pursuant to Regulation S under the Securities Act. At the expiration of such lock-up period all of the 6,025,000 Previously Issued Shares held by the persons entering into Lock-Up Agreements will be eligible for sale, subject to the volume and other limitations of Rule 144.

     Furthermore, the remaining 2,800,000 of the Previously Issued Shares are held by persons not required to enter into Lock-Up Agreements. Any of these shares held by non-Affiliates for more than one year will be eligible for sale without regard to the volume and other limitations of Rule 144. The Company believes that all of the 2,800,000 Previously Issued Shares are held by non-Affiliates and have been so held for more than one year. Accordingly, the Company believes all of these shares will, from and after the closing of the Offering, be eligible for resale without restriction.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, an Affiliate of the Company or other person (or persons whose shares are aggregated) who has beneficially owned Previously Issued Shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 114,000 shares immediately after the Offering, if the Underwriters' over-allotment option is exercised in full) or (ii) the average weekly trading volume of the Company's Common Stock on NASDAQ SmallCap during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an Affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned Restricted Shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

     Previously Issued Shares may also be resold (i) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and (ii) in an off-shore transaction complying with Rules 903 or 904 of Regulation S under the Securities Act.

     An employee of the Company who purchased shares or was awarded options to purchase shares pursuant to a written compensatory plan or contract meeting the requirements of Rule 701 under the Securities Act is entitled to rely on the resale provisions of Rule 701 under the Securities Act which permits Affiliates and non-Affiliates to sell their Rule 701 shares without having to comply with the holding period restrictions of Rule 144, in each case commencing 90 days after the date of this Prospectus. In addition, non-Affiliates may sell Rule 701 shares without complying with the public information, volume and notice provisions of Rule 144.

     See "Risk Factors--Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Prices."


                         DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

     The Company's Articles of Incorporation (the "Articles") provide for authorized capital stock to consist of 25,000,000 shares of common stock $.01 par value (the "Common Stock") and 5,000,000 shares of preferred stock $.01 par value (the "Preferred Stock"). The Company will have outstanding, immediately prior to the issuance and sale of shares of Common Stock pursuant to the Offering 10,825,000 shares of Common Stock. Upon the closing of this Offering, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding stock options, the Company will have outstanding 11,325,000 shares of Common Stock and no shares of Preferred Stock.


Common Stock

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors or preemptive rights to purchase or subscribe for any stock or other securities. Subject to the prior rights of the holders of any shares of Preferred Stock, if any, which subsequently may be issued and outstanding, holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for the purpose. Such dividends shall not be cumulative. The holders of Common Stock shall share ratably in all assets remaining after payment of liabilities. Additional shares of authorized Common Stock may be issued without shareholder approval. All of the shares of Common Stock are, and the shares to be sold in the Offering will be, upon issuance and payment therefor, fully paid and non-assessable.


Preferred Stock

     Following the closing of this Offering, the Board will have the authority to issue up to an aggregate of 5,000,000 shares of Preferred Stock from time to time in one or more series, without stockholder approval. The Board of Directors has the authority to establish from time to time the number of shares to be included in each such series, dividend rate, redemption and liquidation rights and terms, sinking fund provisions, if any, for the redemption or purchase of shares, conversion terms and conditions, if any, voting rights, if any, and to set the designation of the series and to fix and determine the relative rights and preferences of the shares of each such series and any qualifications, limitations or restrictions thereof. Depending upon the rights of such Preferred Stock, the issuance of Preferred Stock could have an adverse effect on the holders of Common Stock by delaying or preventing a change of control of the Company, making removal of the present management of the Company more difficult, or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. The Company has no current plans to issue any preferred stock.


Certain Effects of Authorized but Unissued Stock

     Upon the completion of this Offering, and assuming exercise in full of the over-allotment option, there will be 5,550,000 shares of Common Stock and 5,000,000 shares of Preferred Stock available for future issuance without shareholder approval, taking into consideration the 8,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding options and the 50,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrant (see "Underwriting"). These additional shares may be issued for a variety of proper corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. Except as contemplated by the 1997 Stock Option Plan and other possible employee benefit or stock purchase plans, the Company does not currently have any plans to issue additional shares of Common Stock or Preferred Stock.

     One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the shareholders of opportunities to sell their shares of Common Stock at prices higher than the prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company pursuant to the operation of the 1997 Stock Option Plan, or otherwise.


Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Co., Inc.

                                 UNDERWRITING


     Subject to the terms and conditions of an Underwriting Agreement (the "Underwriting Agreement") between the Company and Jesup & Lamont Securities Corporation (the "Representative"), the underwriters listed below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the aggregate number of shares of the Company's Common Stock set forth opposite their respective names below:




                      Underwriter                          Number of Shares
                      -----------                         -----------------
          Jesup & Lamont Securities Corporation  ......
                                                              ----------

               Total.   ..............................        [500,000]
                                                              ==========

     The Underwriters are committed to purchase all of the Common Stock offered hereby, if any of the Common Stock is purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.


     The Company has been advised by the Representative that it proposes initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to
certain dealers at such prices less concessions not in excess of $   per share
of Common Stock. Such dealers may re-allow a concession not in excess of $ per share of Common Stock to certain other dealers. After the initial public offering, the public offering prices, concession and reallowance may be changed by the Representative.


     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has agreed to pay the Representative a nonaccountable expense allowance of 3% of the gross proceeds from the sale of the Common Stock offered hereby, of which $50,000 has been paid as of the date of the Prospectus.


     The Company has granted to the Underwriters an over-allotment option, exercisable within 30 days of the date of this Prospectus, to purchase up to 75,000 additional shares at the public offering price less the underwriting discounts and commissions shown on the cover page of this Prospectus (the "Over-Allotment Option"). The Underwriters may exercise such option only to cover over-allotments of shares made in connection with the sale of the shares offered hereby. To the extent the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of shares of Common Stock as the percentage it was obligated to purchase pursuant to the Underwriting Agreement, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters.


     In connection with this Offering, the Company has agreed to sell to the Representative and its designees, for nominal consideration, warrants to purchase from the Company up to 50,000 shares of Common Stock (the "Representative's Warrants"). The Representative's Warrants are exercisable at a price of $____ per share (120% of the initial public offering price per share), expire five years after the effective date of the Offering, and are not exercisable for a period of one year after the effective date of the Offering. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Prospectus, except to officers of the Representative. The Representative's Warrants provide for adjustments in the number of shares of Common Stock issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the shares of Common Stock. The Representative's Warrants grant to the holders thereof certain demand and "piggy-back" rights of registration for the Common Stock issuable upon exercise of the Representative's Warrants.


     The Company, its officers and directors, and the holders of 6,025,000 of the 8,825,000 Previously Issued Shares have agreed, as of the date of this Prospectus, not to, directly or indirectly, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any of the Company's securities for a period of

12 months following the effective date of the Registration Statement, without the prior written consent of the Representative, except for the Common Stock issued pursuant to the Over-Allotment Option, the issuance of shares of Common Stock upon exercise of currently outstanding options, and the grant of options under the Option Plan which have an exercise price no less than the market price of the Common Stock on the date of grant. In addition, the sale of an aggregate of 200,000 shares by certain officers of the Company six months after the Offering is completed, and the sale of an aggregate of an additional 200,000 shares by certain officers of the Company nine months after the Offering are excluded from the provisions of the Lock-Up Agreements. Furthermore, the holders of Previously Issued Shares who have agreed to enter into Lock-Up Agreements will grant to the Representative a right of first refusal to effect the public sale of any shares so locked up pursuant to Rule 144 for a period of 24 months following the expiration of the lock-up period.

     The Company has agreed to grant the Representative a right of first refusal to act as managing underwriter in connection with any financing of the Company, except bank financing or industrial revenue bond financing, whether through senior or subordinated debt or equity, (with certain specified exceptions) within 18 months after the closing of this Offering. Furthermore, the Company has agreed that it will not, for a period of 12 months following the closing of this Offering, without the prior consent of the Representative, either file any registration statement relating to the offer and sale of any of the Company's securities or effect any sale of its securities pursuant to Regulation S under the Securities Act.

     The Company has agreed, as of the completion of the Offering, to enter into a two year financial consulting agreement with the Representative pursuant to which the Representative will provide the Company with certain investment banking and financial consulting services for a monthly fee of $2,000 per month, payable in advance at the completion of the Offering.

     The Company has agreed, for a period of three years from the date of this Prospectus, if so requested by the Representative, to nominate and use its best efforts to elect a designee of the Representative as a director of the Company, or, at the Representative's option, as a non-voting observer to meetings of the Company's Board of Directors. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Representative has not yet exercised its right to designate such a person. The Company has agreed to reimburse the designee of the Representative for such designee's out-of-pocket expenses incurred in connection with such designee's attendance of meetings of the Board of Directors.

     Prior to the Offering, the Company's Unrestricted Shares have been traded through, and the price of such shares has been quoted on, NASD's "OTC Electronic Bulletin Board." Following the Offering, a substantially greater number of shares will be available to trade publicly, the Company's shares will begin to be traded on NASDAQ SmallCap, and the Company will, for the first time, become a reporting company under the Securities Act and the Exchange Act. For all of these reasons, the price of the Company's Common Stock, as heretofore quoted on the "OTC Electronic Bulletin Board," may not be indicative of the market price of the Company's Common Stock in connection with and following the closing of the Offering. Consequently, while the price of the Company's Common Stock heretofore quoted on the "OTC Electronic Bulletin Board" will be one factor in determining the initial public offering price of the shares of Common Stock offered hereby, such initial public offering price will be negotiated by the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. In addition to the historical "OTC Electronic Bulletin Board" price and prevailing market conditions, the factors that may be considered in determining the initial public offering price of the shares of Common Stock may include, but not be limited to, the Company's historical financial performance, estimates of the business potential and earning prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to the market valuations of companies in similar business.

     In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the

Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to the shares of Common Stock that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock of the Company at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The foregoing is a summary of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Bryan Cave LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Camhy Karlinsky & Stein LLP, New York, New York.


                                    EXPERTS

     The Financial Statements of the Company at October 31, 1996, and for the period from September 28, 1995 (inception) to October 31, 1996, included in this Prospectus and elsewhere in the Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon their report given upon the authority of such firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

     The Company has filed with the Commission, a Registration Statement (the "Registration Statement") on Form S-1 under the Securities Act, with respects to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected at the principal offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, and at its regional offices at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York,, New York 10048, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission maintains an Internet Web site (http://www.sec.gov.) that contains such documents filed electronically by the Company with the Commission through its Electronic Gathering, Analysis and Retrieval System (EDGAR) filing system. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       CERTIFIED DIABETIC SERVICES, INC.
                  (formerly Certified Diabetic Supplies Inc.)

                         Index to Financial Statements



                                                                                              Page
                                                                                             -----
Independent Auditors' Report  ............................................................    F-2

Balance Sheets as of October 31, 1996 (audited) and July 31, 1997 (unaudited) ............    F-3

Statements of Income for the period from September 28, 1995 (Inception) to October 31,
  1996 (audited) and for the period from September 28, 1995 (Inception) to July 31, 1996
  (unaudited) and the nine months ended July 31, 1997 (unaudited)   ......................    F-4

Statements of Changes in Stockholders' Equity for the period from September 28, 1995
  (Inception) to October 31, 1996 (audited) and for the nine months ended July 31,
   1997 (unaudited).......................................................................    F-5

Statements of Cash Flows for the period from September 28, 1995 (Inception) to October
  31, 1996 (audited) and for the period from September 28, 1995 (Inception) to
  July 31, 1996 (unaudited) and the nine months ended July 31, 1997 (unaudited)...........    F-6

Notes to Financial Statements ............................................................    F-7

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Certified Diabetic Services, Inc.

We have audited the accompanying balance sheet of Certified Diabetic Services, Inc., formerly Certified Diabetic Supplies Inc. (see Note A), as of October 31, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the period from September 28, 1995 (inception) to October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Certified Diabetic Services, Inc. as of October 31, 1996 and the results of its operations and its cash flows for the period from September 28, 1995 (inception) to October 31, 1996 in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP


New York, New York
November 15, 1996

With respect to Note H[1]
December 5, 1996

With respect to Note A
August 12, 1997

With respect to Note H[2]
September 15, 1997

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Balance Sheets



                                                                             October 31,      July 31,
                                                                                1996            1997
                                                                            -------------   ------------
                                                                                             (Unaudited)
ASSETS (Notes D and E)
Current assets:
 Cash (Note H[1])  ......................................................    $  167,000     $  354,000
 Accounts receivable  ...................................................       488,000        963,000
 Inventories (Note B[4])    .............................................       160,000        295,000
 Prepaid expenses and other current assets    ...........................         3,000        140,000
                                                                             -----------    -----------
   Total current assets  ................................................       818,000      1,752,000
Property and equipment, net (Notes B[5] and C)   ........................       378,000        435,000
Deposit (Note I[3])   ...................................................                       50,000
Capitalized direct-response advertising costs (Notes B[6] and K)   ......                      452,000
Deferred offering costs (Note L[1])  ....................................                      169,000
                                                                             -----------    -----------
                                                                             $1,196,000     $2,858,000
                                                                             ===========    ===========
LIABILITIES
Current liabilities:
 Current portion of mortgage payable (Note D)    ........................    $    4,000     $    5,000
 Note payable - bank (Note E)  ..........................................        75,000
 Accounts payable and accrued expenses  .................................        76,000        421,000
 Income tax payable   ...................................................                      165,000
 Deferred income tax liability (Notes B[7] and F)   .....................         4,000        182,000
 Due to officers - stockholders (Note G)   ..............................       620,000         83,000
                                                                             -----------    -----------
   Total current liabilities   ..........................................       779,000        856,000
Mortgage payable (Note D)   .............................................       244,000        240,000
                                                                             -----------    -----------
   Total liabilities  ...................................................     1,023,000      1,096,000
                                                                             -----------    -----------
Commitments and contingencies (Notes H[2], I and J)

STOCKHOLDERS' EQUITY (Note A)
Preferred stock - authorized 5,000,000 shares; par value $.01 per share;
 no shares issued and outstanding    ....................................
Common stock - authorized 25,000,000 shares; par value -
 October 31, 1996, $.001 per share, July 31, 1997, $.01 per share;
 issued and outstanding - October 31, 1996, 8,000,000 shares, July
 31, 1997, 10,825,000 shares (Notes G and H)  ...........................         8,000        108,000
Additional paid-in capital (Note H[1])  .................................        17,000      1,017,000
Subscribed capital stock    .............................................        86,000
Retained earnings  ......................................................        62,000        637,000
                                                                             -----------    -----------
   Total stockholders' equity  ..........................................       173,000      1,762,000
                                                                             -----------    -----------
                                                                             $1,196,000     $2,858,000
                                                                             ===========    ===========

                       See notes to financial statements

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Statements of Income



                                                           For the                                For the
                                                         Period From            Nine            Period From
                                                      September 28, 1995       Months        September 28, 1995
                                                        (Inception) to          Ended         (Inception) to
                                                       October 31, 1996     July 31, 1997      July 31, 1996
                                                     --------------------  ---------------  -------------------
                                                                                       (Unaudited)
Net sales   .......................................      $ 2,588,000         $ 4,523,000        $ 1,622,000
Cost of sales  ....................................          814,000           1,575,000            541,000
                                                         ------------        ------------       ------------
Gross profit   ....................................        1,774,000           2,948,000          1,081,000
                                                         ------------        ------------       ------------
Operating expenses:
 Selling and shipping (Note K)   ..................          381,000             353,000            177,000
 General and administrative   .....................        1,284,000           1,585,000            838,000
 Depreciation  ....................................           14,000              40,000              7,000
                                                         ------------        ------------       ------------
                                                           1,679,000           1,978,000          1,022,000
                                                         ------------        ------------       ------------
Income from operations before interest expense and
 income taxes  ....................................           95,000             970,000             59,000
Interest expense  .................................           21,000              37,000             13,000
                                                         ------------        ------------       ------------
Income from operations before income taxes   ......           74,000             933,000             46,000
                                                         ------------        ------------       ------------
Provision for income taxes (Notes B[7] and F):
 Current    .......................................            8,000             180,000              6,000
 Deferred   .......................................            4,000             178,000              4,000
                                                         ------------        ------------       ------------
                                                              12,000             358,000             10,000
                                                         ------------        ------------       ------------
Net income  .......................................      $    62,000         $   575,000        $    36,000
                                                         ============        ============       ============
Net income per share of common stock
 Primary    .......................................      $      0.01         $      0.04        $       -0-
                                                         ============        ============       ============
 Fully diluted    .................................                          $      0.04
                                                                             ============
Weighted average shares outstanding    ............
 Primary    .......................................       10,554,247          13,664,706         10,554,247
                                                         ============        ============       ============
 Fully diluted    .................................                           14,182,461
                                                                             ============

                       See notes to financial statements

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Statements of Changes in Stockholders' Equity




                                            Common Stock         Additional    Subscribed
                                      ------------------------    Paid-in        Common      Retained
                                         Shares       Amount      Capital        Stock       Earnings      Total
                                      ------------  ----------  ------------  ------------  ----------  ------------
Common stock issued; $1.00 per
 share   ...........................          200               $  20,000                                $  20,000
Shares issued for compensation and
 consulting service  ...............          200                  20,000                                   20,000
20,000 for 1 stock split   .........    7,999,600    $  8,000      (8,000)                                     -0-
Private placement offering
 subscriptions received    .........                                          $  86,000                     86,000
Private placement offering costs                                  (15,000)                                 (15,000)
Net income  ........................                                                         $ 62,000       62,000
                                       -----------   ---------  ----------    ----------     ---------   ----------
Balance at October 31, 1996   ......    8,000,000       8,000      17,000        86,000        62,000      173,000
Private placement offering
 subscriptions received    .........                                             14,000                     14,000
Common stock issued; $0.05 per
 share   ...........................    2,000,000       2,000      98,000      (100,000)                       -0-
Conversion of debt to common
 stock   ...........................      825,000       1,000     999,000                                1,000,000
Reorganization with $.01 par value
 (Note A)   ........................                   97,000     (97,000)                                     -0-
Net income  ........................                                                          575,000      575,000
                                       -----------   ---------  ----------    ----------     ---------  ----------
Balance at July 31, 1997
 (unaudited)   .....................   10,825,000    $108,000   $1,017,000    $     -0-      $637,000   $1,762,000
                                       ===========   =========  ==========    ==========     =========  ==========

                       See notes to financial statements

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Statements of Cash Flows




                                                                         For the                                For the
                                                                       Period From            Nine            Period From
                                                                    September 28, 1995       Months        September 28, 1995
                                                                      (Inception) to          Ended         (Inception) to
                                                                     October 31, 1996     July 31, 1997      July 31, 1996
                                                                   --------------------  ---------------  -------------------
                                                                                                      (Unaudited)
Cash flows from operating activities:
 Net income   ...................................................      $    62,000        $    575,000       $    36,000
 Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization  ..............................           14,000              83,000             7,000
    Noncash compensation and consulting fees   ..................           20,000                                20,000
    Changes in operating assets and liabilities:
      Accounts receivable    ....................................         (488,000)           (475,000)         (341,000)
      Inventories   .............................................         (160,000)           (135,000)          (74,000)
      Prepaid expenses    .......................................           (3,000)           (137,000)          (15,000)
      Deposit    ................................................                              (50,000)
      Direct-response advertising  ..............................                             (495,000)
      Accounts payable and accrued expenses .....................           76,000             345,000            65,000
      Income tax payable  .......................................                              165,000             6,000
      Deferred income tax liability   ...........................            4,000             178,000             4,000
      Accrued officers' compensation  ...........................          600,000            (217,000)          401,000
                                                                       -----------        ------------       -----------
      Net cash provided by (used in) operating activities  ......          125,000            (163,000)          109,000
                                                                       -----------        ------------       -----------
Cash flows from investing activities:
 Acquisition of fixed assets    .................................         (392,000)            (97,000)         (369,000)
                                                                       -----------        ------------       -----------
Cash flows from financing activities:
 Proceeds from note payable  ....................................           75,000                                75,000
 Payment of note payable  .......................................                              (75,000)
 Proceeds from mortgages payable   ..............................          250,000                               250,000
 Payment of mortgage payable    .................................           (2,000)             (3,000)           (1,000)
 Proceeds from issuance of common stock  ........................           20,000                                20,000
 Advances from officer -- stockholders   ........................           20,000             700,000
 Payment to officers   ..........................................                              (20,000)
 Proceeds from subscriptions of common stock   ..................           86,000              14,000
 Private placement offering costs  ..............................          (15,000)
 Deferred offering costs  .......................................                             (169,000)
                                                                       -----------        ------------       -----------
      Net cash provided by financing activities   ...............          434,000             447,000           344,000
                                                                       -----------        ------------       -----------
Net increase in cash   ..........................................          167,000             187,000            84,000
Cash -- beginning of period  ....................................            - 0 -             167,000             - 0 -
                                                                       -----------        ------------       -----------
Cash -- end of period  ..........................................      $   167,000        $    354,000       $    84,000
                                                                       ===========        ============       ===========
Supplemental disclosure of cash flow information:
 Cash paid for:
   Interest   ...................................................      $    18,000        $     46,000       $    13,000
   Income Taxes  ................................................                         $     23,000
Supplemental disclosure of noncash financing activities:
 Conversion of debt to common stock   ...........................                         $  1,000,000

                       See notes to financial statements

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE A--THE COMPANY

In August 1997, a corporate reorganization was consummated whereby Certified Diabetic Supplies Inc. ("Florida Supplies") was merged with and into Certified Diabetic Supplies, Inc. ("Delaware Supplies"), a Delaware corporation incorporated in May 1997 and a wholly-owned subsidiary of Certified Diabetic Services, Inc. ("Certified" or the "Company"), also a Delaware corporation incorporated in May 1997. As part of its general reorganization, the Company changed its state of incorporation from Florida to Delaware and adopted its current holding company/operating subsidiary structure. Existing shareholders of Florida Supplies received an equivalent number of shares in Certified. The merger did not change the ownership of the Company or the conduct of its business, with Delaware Supplies, as a Registered Supplier (and as a subsidiary of Certified), continuing to conduct the business previously conducted by Florida Supplies.

The accompanying balance sheet reflects the reorganization as if it had occurred on July 31, 1997.

Florida Supplies was incorporated under the laws of the State of Florida on September 28, 1995 (inception) under the name Diabetic Supplies of Collier, Inc., adopted its name on October 12, 1995, and commenced operations in November 1995. No significant activities occurred prior to November 1, 1995. Since November 1995 Florida Supplies was engaged in the marketing and mail order sale of durable medical equipment, primarily diabetic supplies. As a Registered Supplier, Florida Supplies is permitted to invoice Medicare directly for diabetic supplies shipped to Medicare patients. Florida Supplies also accepts Medicaid and private insurance payments. For the nine-month period ended July 31, 1997, reimbursements for goods purchased by customers were derived from the following sources: a) 30%, Medicare only; b) 37% Medicare and supplementary insurance; and c) 33% primary coverage by private insurers.

The Company has three other wholly-owned subsidiaries namely; (1) CDS Medical Supplies, Inc. ("Medicalco"), a Delaware corporation formed in April 1997; (2) CDS Health Management, Inc. ("Healthco") a Delaware corporation formed in April 1997; and (3) CDS Insurance Products, Inc. ("Insuranceco"), a Delaware corporation formed in April 1997. Medicalco was formed for the purpose of entering into contracts with preferred provider organizations, third party health plan administrator, self-insured plans, managed care programs and other similar groups, pursuant to which Medicalco would receive either the right to supply (in some cases on an exclusive or preferred basis) medical equipment and products of the types sold by the Company to participants in such programs or groups. Healthco was formed for the purpose of supplying customers covered by health insurance with Blue Cross and Blue Shield with medical supplies. Insuranceco is inactive. Medicalco and Healthco have not commenced significant operating activities as of July 31, 1997. During August 1997 Healthco commenced operations.

References herein to the Company, with respect to information subsequent to July 31, 1997, refer to Certified and its subsidiaries as constituted after the reorganization.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


[1] Basis of presentation:

The financial statements represent the financial position, results of operations and cash flows of Florida Supplies.


[2] Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

[3] Revenue recognition:


Revenue is recognized at the time the products are shipped. Medicare and Medicaid reimbursements ("Third Party") are based on allowable charges. The difference between the Company's established billing rates and contracted or anticipated reimbursement rates is recorded as a contractual allowance and offset against net sales.


[4] Inventories:


Inventories consisting of durable medical equipment, primarily diabetic supplies are stated at the lower of cost (first-in, first-out) or market.


[5] Property and equipment:


Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.


[6] Direct-response advertising costs:


Direct-response advertising costs beginning November 1, 1996 are being capitalized and amortized on a declining balance basis over a period which matches the expected future stream of revenues generated from new customers as a result of this advertising. Prior to November 1, 1996, such costs were expensed as incurred since criteria for capitalization had not been met.


Currently, the Company's period of amortization is three years since its operating history cannot presently demonstrate that future benefits are expected over a longer period. However, industry information indicates an amortization period of greater than three years.


Management assesses its estimate of amounts of future revenues and the amortization period at each reporting date.


[7] Income taxes:


Deferred income taxes arise from temporary differences resulting primarily from the capitalization of direct-response advertising costs for financial reporting purposes and depreciation expense being reported differently for financial accounting and tax purposes.


[8] Net income per share of common stock:


Net income per common share of common stock is based on the weighted average number of common and dilutive common equivalent shares outstanding during the period using the modified treasury stock method including fully paid stock subscriptions, after adjusting retroactively for a 20,000 to 1 stock split. Pursuant to the Securities and Exchange Staff Accounting Bulletins, common and common equivalent shares issued at prices below the proposed initial public offering ("IPO") price during the twelve months immediately preceding the initial filing date have been included in the calculation as if they were outstanding for all periods presented using the treasury stock method and the anticipated IPO price. Common equivalent shares consist of stock options.


(Continued)                           F-8

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

[9] Concentration of risks:


The Company is dependent on reimbursements from Medicare and the rules and regulations governing Medicare Providers. Management believes that it is in full compliance with these regulations. The Company maintains substantially all of its cash in one commercial bank.


[10] Fair values of financial instruments:


The estimated fair value of financial instruments has been determined based on available market information and appropriate valuation methodologies. The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, and due to officers approximate fair value at October 31, 1996 and July 31, 1997 because of the short maturity of these financial instruments. The estimated carrying value of the note payable and the mortgage payable for financial statement purposes at October 31, 1996 and July 31, 1997 approximate fair value because the interest rates on these instruments approximate the market rates at October 31, 1996 and July 31, 1997. The fair value estimates were based on information available to management as of October 31, 1996 and July 31, 1997.


[11] Long-lived assets:


In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company records impairment losses on long-lived assets used in operations, including capitalized direct-response advertising costs, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such losses have been recorded.


[12] Stock-based compensation:


The Company accounts for employee stock option grants under the basis of Accounting Principles Board Opinion No. 25. In fiscal 1997 the Company adopted the "disclosures only" alternative available under Financial Accounting Standards Board No. 123 ("FAS 123") for its employee stock option grants. The pro forma net income and net income per share disclosure required by FAS 123 are not materially different from the amounts reported on the financial statements at October 31, 1996 and July 31, 1997. The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: a) for grants in 1996; dividend yield of 0%; expected volatility of 0.1%; risk-free interest rate of 5.53%; and expected lives of 5 years; and b) for grants in 1997; dividend yield of 0%; expected volatility of 0.1%; risk-free interest rate of 6.43%; and expected lives of 5 years.


[13] Unaudited interim financial statements:


In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's financial position at July 31, 1997 and results of operations and cash flows for the nine-month period ended July 31, 1997 and the period from September 28, 1995 (inception) to July 31, 1996. The financial statements as of July 31, 1997 and for the nine months ended July 31, 1997 are not necessarily indicative of the results that may be expected for the year ending October 31, 1997.


(Continued)                           F-9

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

[14] New accounting pronouncement:


In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("FAS 128"), "Earnings Per Share". FAS 128 establishes new standards for computing and presenting earnings per share. FAS 128 is effective for periods ending after December 15, 1997. Management believes that the adoption of FAS 128 will not have a significant effect on net income per share of common stock for the periods.


[15] Reclassifications:


Certain income statement account balances for the period from September 28, 1995 (inception) to October 31, 1996 have been reclassified to conform to the July 31, 1997 presentation.


NOTE C--PROPERTY AND EQUIPMENT
Property and equipment are summarized as follows:


                                                      October 31,     July 31,
                                                         1996          1997
                                                     -------------   ---------
Land    ..........................................     $ 63,000      $ 63,000
Building   .......................................      157,000       157,000
Building improvements  ...........................      120,000       120,000
Office and computer equipment   ..................       52,000       110,000
Computer software   ..............................                     39,000
                                                       ---------     ---------
                                                        392,000       489,000
Accumulated depreciation and amortization   ......       14,000        54,000
                                                       ---------     ---------
                                                       $378,000      $435,000
                                                       =========     =========

NOTE D--MORTGAGE PAYABLE


On May 31, 1996, in connection with the acquisition of the land and building, the Company obtained a mortgage loan from a bank, payable in thirty monthly installments of $2,000 including interest at 9.75% per annum with a balloon payment of $240,000 payable on December 30, 1998. This mortgage is collateralized by the land, building and substantially all the assets of the Company.


Maturities of the mortgage through December 30, 1998 are: during the twelve month period ending July 31, 1998 - $5,000; during the five months ending December 30, 1998 - $240,000.


NOTE E--NOTE PAYABLE - BANK


The note bears interest at 9.25% per annum and was paid in December 1996. This note was collateralized by all of the Company's business assets.

In July 1997, the Company entered into a revolving line of credit agreement with a bank, which expires on July 31, 1998 and provides for borrowings of up to a maximum of $1,000,000. Borrowings under the agreement bear interest at
 3/4% over the bank's index rate (9 1/4% at July 31, 1997). The line of credit is collateralized by all of the Company's business assets. The revolving line of credit is guaranteed by two principal stockholders of the Company.


In August 1997, the Company drew down $400,000 from the line of credit.

(Continued)                           F-10

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE F--INCOME TAXES

The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the Company to recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The difference between income taxes at the statutory Federal income tax rate and income taxes reported in the statement of operations is as follows:

                                                           October 31,     July 31,     July 31,
                                                              1996           1997        1996
                                                          -------------   ----------   ---------
Income taxes at the federal statutory rate    .........      $11,000      $318,000     $ 9,000
State income taxes, net of federal tax benefit   ......                     37,000
Tax effect of nondeductible expenses    ...............        1,000         3,000       1,000
                                                             --------     ---------    --------
                                                             $12,000      $358,000     $10,000
                                                             ========     =========    ========

The deferred income tax liability at July 31, 1997 is attributable primarily to the capitalization of direct-response advertising costs for financial reporting purposes.

The deferred income tax liability at October 31, 1996 is attributable primarily to the excess of depreciation expense for income tax purposes over the corresponding depreciation expense for financial reporting purposes.

NOTE G--DUE TO OFFICERS - STOCKHOLDERS

This consists of the following:



                                                                  October 31,     July 31,
                                                                     1996          1997
                                                                 -------------   ---------
Accrued officers' salaries and bonuses for the period   ......     $600,000      $83,000
Notes payable    .............................................       20,000
                                                                   ---------     --------
                                                                   $620,000      $83,000
                                                                   =========     ========


The outstanding balance of accrued officers' salaries and bonuses as of October 31, 1996 was paid by the Company in January 1997. The entire amount was loaned back to the Company and converted to demand notes which bear interest at 10% per annum. During February 1997, $600,000 of the notes payable were converted into 600,000 shares of common stock and bonuses payable of $200,000 were converted into 200,000 shares of common stock. Management believes that the conversion price represented the estimated fair value of the common stock.

In May 1997, additional bonuses payable of $200,000 were converted into 25,000 shares of common stock. The conversion rate was based on the then current market price.

NOTE H--STOCKHOLDERS' EQUITY

[1] Common stock:

At its inception in September 1995, the Company issued an aggregate of 200 shares of its common stock to its two principal stockholders and co-founders for $100 per share. The Company also issued an aggregate of 60 shares to its three officers in full payment for services rendered valued at $6,000 ($100 per share) and an aggregate of 140 shares of its common stock to various consultants for services rendered to the Company valued at $14,000.


(Continued)                            F-11

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE H--STOCKHOLDERS' EQUITY  -- (Continued)

In July 1996, the Company effected a 20,000 for 1 stock split.


In August 1996, the Company conducted a private placement offering of 2,000,000 common shares at an offering price of $.05 per share pursuant to Rule 504 of the Securities Act of 1933. As of October 31, 1996, the Company received proceeds of $86,000 for subscriptions to 1,720,000 shares of its common stock. In November 1996, the Company received proceeds of $14,000 for subscriptions to 280,000 shares of its common stock. Such proceeds were held in a segregated cash account until December 1996.


In December 1996, the 2,000,000 shares of common stock subscribed were issued.


See Note A for details of the Company's restructuring.


[2] Stock Option Plan:


The Company adopted its 1995 Incentive Program (the "Program") which, upon completion of the Company's 20,000 to 1 stock split effected in June 1996 provided for grants of up to 5,000,000 shares of common stock to employees, officers, directors and consultants. The grants may consist of incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights and restrictive stock grants. Incentive and nonqualified stock options may not be granted at prices less than fair market value at the date of grant as determined by the Board of Directors. On November 2, 1995 the Company granted nonqualified stock options which are expressed in post split numbers for the purchase of 4,000,000 shares of common stock at $1.00 per share which vest in their entirety upon the earlier of the achievement of gross revenues of not less than $10,000,000 within a fiscal year and net income before income taxes of not less than $3,000,000, computed without regard to (a) depreciation or amortization expense, (b) direct or indirect compensation to officers or directors of the Company, or (c) write-offs and adjustments to accounts receivable, (the "benchmarks") or November 2003, provided the optionee is still employed by the Company.


On February 14, 1997 the Company granted nonqualified stock options for the purchase of 300,000 shares of common stock at $5.00 per share. Options granted are exercisable as to 20% of the total number of shares of stock covered thereby on every anniversary of the grant of such option, provided that the optionee is still employed by the Company. On July 15, 1997 an employee who was granted 150,000 stock options resigned from the Company.


On September 15, 1997 Certified granted nonqualified stock options to the President of Healthco for the purchase of 150,000 shares of common stock at $9.00 per share. The options vest in their entirety in 2002 or over three years if certain customer thresholds are achieved.


On June 25, 1997 Certified adopted the 1997 Stock Option Plan (the "Plan") which was identical in all respects to the 1995 Incentive Program of Florida Supplies. In connection with the reorganization of Certified, completed in August 1997, the optionees under the Florida Supplies Plan received, in substitution for their options thereunder, an identical number of options, with identical terms under the Plan. The Plan was amended September 2, 1997 to increase the number of shares of common stock reserved for issuance thereunder from 5,000,000 to 8,000,000.


On September 2, 1997, Certified granted nonqualified stock options for the purchase of 2,100,000 shares of common stock at $8.75 per share which vest in their entirety upon the earlier of the achievement of the benchmarks or November 2005, provided the optionee is still employed.


(Continued)                           F-12

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE I--COMMITMENTS, CONTINGENCIES AND OTHER MATTERS


[1] Employment agreements and officers' salaries:


During the period from September 28, 1995 (inception) to October 31, 1996, the nine months ended July 31, 1997, and the period from September 28, 1995 (inception) to July 31, 1996, officers' salaries and bonuses based on operating results amounted to $769,000, $788,000, and $505,000, respectively.

The Company has employment agreements with its three officers for a five-year term commencing in November 1995, providing for minimum annual aggregate compensation of $700,000 and the granting of options to purchase 4,000,000 shares of common stock (see Note H[2]).

The Company also has employment agreements with two employees for one-year terms effective February 14, 1997 which terms are renewable to successive additional periods of one year unless either party shall have delivered to the other notice of its intention not to renew. The agreements provide for an aggregate minimum annual compensation of $130,000 plus commissions based on customers obtained by the Company arising from provider contracts procured by the employees. As of July 31, 1997, no commissions have been earned arising from this agreement. On July 15, 1997 an employee with an annual compensation of $65,000 resigned from the Company. These employees have options to purchase 300,000 shares of common stock (see Note H[2]).

During September 1997 the Company signed an agreement with the President of Healthco for a three year term. The agreement provides for a minimum annual compensation of $250,000 plus annual incentive bonus compensation based upon certain targets for procurement of new customers. The employee has options to purchase 150,000 shares of common stock (See Note H[2]).


[2] Concentration of suppliers:


The Company is dependent on third-party manufacturers and distributors for all of its diabetic supplies. Two suppliers accounted for 62% and 16%, of the Company's purchases during the period ended October 31, 1996. Two suppliers accounted for 62% and 11%, of the Company's purchases during the nine months ended July 31, 1997.


[3] Agreement to acquire land and building:


In July 1997, the Company entered into an agreement ("purchase agreement") to purchase land and building located in Naples, Florida at a price of $2,800,000. In connection with the purchase agreement the Company paid a $50,000 deposit. Currently, the Company is seeking financing sources to fund this acquisition.

In August 1997, the purchase agreement was amended to extend the date of the closing ("closing date") to December 15, 1997. Pursuant to the amended purchase agreement, the Company paid an additional deposit of $230,000. The total deposit of $280,000 is nonrefundable. The Company also entered into a lease agreement to occupy the property prior to the closing date. The term of the lease is for a period commencing on August 26, 1997 and ending on December 15, 1997 with an aggregate rent of $35,000.

In addition, the Company has entered into agreements to renovate the property amounting to $700,000 and as of September 12, 1997, the Company has already spent $174,000. In the event that the purchase agreement is not consummated, all repairs, alterations and/or improvements to the property shall remain in or upon the premises and be surrendered with the property at the termination of the lease.


(Continued)                           F-13

CERTIFIED DIABETIC SERVICES, INC.
(formerly Certified Diabetic Supplies Inc.)

Notes to Financial Statements
(Unaudited with respect to data as of July 31, 1997 and for the nine months ended July 31, 1997 and for the period from September 28, 1995 (inception) to July 31, 1996)


NOTE I--COMMITMENTS, CONTINGENCIES AND OTHER MATTERS  -- (Continued)

[4] Vendor agreements:

The Company has entered into agreements with various manufacturers for the purchase of diabetic supplies.

NOTE J--RELATED PARTY TRANSACTIONS

[1] On May 1996, the Company purchased the land and building it now occupies for $320,000 from a partnership owned by the two principal stockholders of the Company. The Company paid $50,000 cash, obtained a $250,000 first mortgage from a bank and a $20,000 loan from the seller. An independent appraisal was performed at the time of purchase which appraised the land and building at a market value in excess of the purchase price.

[2] The Company's advertising function is handled by a corporation 90% owned by two principal stockholders of the Company. Disbursements to this corporation amounted to $131,000 and $539,000 which accounts for 71% and 100%, respectively, of the Company's advertising activities during the periods ended October 31, 1996 and July 31, 1997.

NOTE K--ADVERTISING COSTS

During the period from September 28, 1995 (inception) to October 31, 1996, the nine months ended July 31, 1997, and the period from September 28, 1995 (inception) to July 31, 1996, advertising costs, including direct-response advertising costs, charged to expense and reported under selling and shipping expenses in the statements of income amounted to $185,000, $76,000 and $75,000, respectively.

NOTE L--SUBSEQUENT EVENTS

[1] The Company has signed a letter of intent with an underwriter with respect to a proposed initial public offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith, substantial costs will be incurred, which, if the offering is not consummated, will be charged to expense.

==============================================================================


       No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, or by any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock referred to herein, nor does it constitute an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any date subsequent to the date hereof.



                               TABLE OF CONTENTS




                                                   Page
                                                 ---------
Prospectus Summary ...........................       3
Summary Financial Information  ...............       5
The Company  .................................       6
Risk Factors .................................       7
Use of Proceeds ..............................      16
Capitalization  ..............................      17
Dividend Policy ..............................      17
Dilution  ....................................      18
Selected Financial Data   ....................      19
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ................................      20
Business  ....................................      23
Management   .................................      33
Principal Stockholders   .....................      40
Certain Relationships and Related Transactions      41
Shares Eligible for Future Sale   ............      42
Description of Capital Stock   ...............      43
Underwriting .................................      45
Legal Matters   ..............................      47
Experts   ....................................      47
Additional Information   .....................      47
Index to Financial Statements  ...............      F-1

       Until , 1997 (25 days after the date of this Prospectus) all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



===============================================================================

===============================================================================


                                 500,000 Shares




                                [GRAPHIC OMITTED]



                               CERTIFIED DIABETIC
                                 SERVICES, INC.



                                  Common Stock




                      -----------------------------------
                                   PROSPECTUS
                      -----------------------------------




                           Jesup & Lamont Securities
                                  Corporation





                       -------------------------- , 1997


===============================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution

     Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:



Securities and Exchange Commission Registration Fee  .........     $1,250.63
NASD Filing Fee  .............................................        873.75
NASDAQ Filing Fee   ..........................................     10,000
Blue Sky Fees and Expenses (including attorneys' fees)  ......     40,000
Printing and Engraving Expenses ..............................       *
Legal Fees and Expenses   ....................................       *
Accounting Fees and Expenses .................................       *
Transfer Agent and Registrar Fees and Expenses    ............       *
Miscellaneous ................................................       *
                                                                -----------
  Total ......................................................       *
                                                                ===========

------------
* To be filed by amendment. All expenses listed above are estimates, except for the Commission and NASD fees.

Item 14. Indemnification of Officers and Directors

     The Certificate of Incorporation and By-Laws of the Registrant provides that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, and is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to Directors, officers or controlling persons of the Company pursuant to the Company's By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and Directors of the Company are to be indemnified against certain liabilities. The Company's Certificate of Incorporation limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and Directors.

     In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

Item 15. Recent Sales of Unregistered Securities

     The Board of Directors of the Company awarded bonuses to Messrs. Peter J. Fiscina, Albert R. Ayala and Myron M. Blumenthal, in accordance with their employment agreements, in the aggregate amount of $419,000 in respect of the fiscal year ended October 31, 1996, and in the additional aggregate amount of $200,000 in respect of the quarter ended January 31, 1997. Such bonus amounts, together with accrued salaries in the aggregate amount of $181,000, were simultaneously lent to the Company by the three officers. On February 20, 1997, these loans were converted into shares of Common Stock at the price of $1.00 per share. Based on the foregoing, the Company issued to the three officers an aggregate of 800,000 shares of Common Stock on February 20, 1997.

     In May 1997, the Board of Directors awarded bonuses to Messrs. Fiscina, Ayala and Blumenthal, in accordance with their employment agreements, in the aggregate amount of $200,000 in respect of the quarter ended April 30, 1997. The Board further authorized the payment of such bonuses, the simultaneous loan of such bonus amounts by the three officers back to the Company, and the simultaneous conversion of such loans into shares of Common Stock at the price of $8.00 per share, which price represented the share price quoted on the "OTC Electronic Bulletin Board of the NASD" on the date of the award. Based on the foregoing, the Company issued to the three officers an aggregate of 25,000 shares of Common Stock on May 16, 1997.


     In December 1996, the Company completed the private placement of 2,000,000 shares of its Common Stock, for an aggregate purchase price of $100,000, to subscribers in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. The shares of Common Stock were sold directly through the Company's officers and directors without payment to them of commissions or any form of remuneration. Since April 1997, certain broker-dealers have, pursuant to Rule 15c2-11 under the Exchange Act, made a market for such shares and traded such shares through, and quoted the price therefor on, the "OTC Bulletin Board" of NASD.


     In November 1995, the Company issued an aggregate of 70 shares of its Common Stock to Messrs. Fiscina and Blumenthal, and an aggregate of an additional 70 shares of its Common Stock to two other persons (which shares, following a 20,000 for 1 stock split effected in July 1996, represented, in the aggregate, 2,800,000 shares of Common Stock) in payment for consulting services rendered to the Company and valued, in the aggregate, at $14,000.


     At its inception, in September 1995, the Company issued to Messrs. Fiscina and Ayala an aggregate of 200 shares of common stock for $100 per share (which shares, following a 20,000 for 1 stock split effected in July 1996, represented 4,000,000 shares of Common Stock). In October 1995, the Company also issued to Messrs. Fiscina, Ayala and Blumenthal an aggregate of 60 shares of Common Stock in full payment for services rendered valued in the aggregate at $6,000 ($100 per share).

Item 16. Exhibits and Financial Statement Schedules

(a)      Exhibit  Index

 1.      Form of Underwriting Agreement between Certified Diabetic Services, Inc. and the Representative.*

 3.1     Certificate of Incorporation, filed May 29, 1997.

 3.2     Certificate of Amendment of Certificate of Incorporation, filed September 17, 1997.

 3.3     By-Laws.

 4.1     Form of Certificate of Common Stock.

 4.2     Form of Representative's Warrant.*

 5.1     Opinion of Bryan Cave LLP.*

10.1     Certified Diabetic Services, Inc. 1997 Incentive Program, as amended.

10.2     Form of Certified Diabetic Services, Inc. Stock Option Agreement.

10.3     Form of Certified Diabetic Services, Inc. Stock Option Agreement.

10.4     Employment Agreement between Certified Diabetic Supplies Inc. and Peter J. Fiscina, dated
         November 2, 1995.

10.5     Employment Agreement between Certified Diabetic Supplies Inc. and Myron M. Blumenthal, dated
         November 2, 1995.

10.6     Employment Agreement between Certified Diabetic Supplies Inc. and Albert R. Ayala, dated
         November 2, 1995.

         (See footnotes on next page)

10.7      Employment Agreement between Certified Diabetic Supplies Inc. and Joseph L. Marotta, dated as of
          February 14, 1997.

10.8      Employment Agreement between CDS Health Management, Inc. and Ronald G. Hersch, Ph.D., dated
          September 5, 1997.*

10.9      Mortgage and Security Agreement between First National Bank of Naples and Certified Diabetic
          Supplies Inc., dated May 31, 1996.

10.10     Commercial Guaranty between First National Bank of Naples and Certified Diabetic Supplies Inc.,
          dated July 31, 1997, guaranteed by Peter J. Fiscina.

10.11     Promissory Note issued by First National Bank of Naples to Certified Diabetic Supplies Inc., dated July
          31, 1997.

10.12     Commercial Guaranty between First National Bank of Naples and Certified Diabetic Supplies Inc.,
          dated July 31, 1997, guaranteed by Albert R. Ayala.

10.13     Promissory Note issued by First National Bank of Naples to Certified Diabetic Supplies Inc., dated
          January 9, 1997.

10.14     Commitment Letter between First National Bank of Naples and Certified Diabetic Supplies Inc., dated
          June 26, 1997.

10.15     Lease Agreement between Barnett Bank, N.A. and Certified Diabetics Supplies Inc., dated August 26,
          1997.

10.16     1997 Medicare/Medicaid Reagent Purchasing Agreement Contract A between Bayer Corporation and
          Certified Diabetic Supplies Inc., dated June 25, 1997.**

10.17     Purchasing Agreement Contract for Medicare Distributors Pilot Program between Lifescan Inc. and
          Certified Diabetic Supplies Inc., dated June 2, 1997.**

10.18     Participating Facility Agreement between MultiPlan, Inc. and Certified Diabetic Supplies Inc., dated
          May 20, 1997.**

10.19     Purchase and Sale Agreement between Barnett Bank, N.A. and Certified Diabetic Services, Inc., as
          amended on July 31, 1997, August 15, 1997 and August 18, 1997.

10.20     Medicare/Medicaid Strip Rebate Credit Purchasing Agreement between Boehringer Mannheim Corpo-
          ration and Certified Diabetic Supplies Inc., dated May 22, 1997.**

10.21     Supply Agreement between Bayer Corporation and Certified Diabetic Supply, dated June 17, 1997.**

10.22     Diabetic Supplies Agreement between Certified Medical Supplies, Inc., Certified Diabetic Supplies Inc.,
          and Benefit Plan Administrator, Inc., dated July 2, 1997.**

10.23     Agreement for Services between Professional Employee Management, Inc. and Certified Diabetic
          Supplies Inc., dated June 9, 1997.

10.24     Financial Consulting Agreement with the Representative.*

21.1      List of Subsidiaries

23.1      Consent of Richard A. Eisner & Company, LLP.

23.2      Consent of Bryan Cave, LLP (appears in Exhibit 5.1).*

24        Power of Attorney (included on signature page).

------------
 * To be filed by amendment.

** Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby also undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Include any additional or changed material information on the plan of distribution.

     (4) To file, a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person whom the prospectus, to deliver, or cause to be delivered to each person whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in this prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on October 6, 1997.



                                        CERTIFIED DIABETIC SERVICES, INC.



                                       By:       /s/ PETER J. FISCINA
                                          ---------------------------------
                                            Name: Peter J. Fiscina
                                            Title: President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Peter J. Fiscina and Myron M. Blumenthal and any of them (with full power to each of them to act alone) the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                       Date
          ---------                          -----                       ----
/s/ PETER J. FISCINA            President, Principal Executive     October 6, 1997
---------------------------     Officer, Director
Peter J. Fiscina


/s/ ALBERT R. AYALA             Vice President, Director           October 6, 1997
---------------------------
Albert R. Ayala


/s/ MYRON M. BLUMENTHAL         Treasurer, Principal Financial     October 6, 1997
---------------------------     Officer, Director
Myron M. Blumenthal


/s/ STANLEY BLOOM               Director                           October 6, 1997
---------------------------
Stanley Bloom, M.D.


/s/ RONALD RUCKER               Director                           October 6, 1997
---------------------------
Ronald L. Rucker


                                      II-5

                                 EXHIBIT INDEX

Exhibit
 Number                                                  Description
--------                                                 -----------
 1.        Form of Underwriting Agreement between Certified Diabetic Services, Inc. and the Representative.*

 3.1       Certificate of Incorporation, filed May 29, 1997.

 3.2       Certificate of Amendment of Certificate of Incorporation, filed September 17, 1997.

 3.3       By-Laws.

 4.1       Form of Certificate of Common Stock.

 4.2       Form of Representative's Warrant.*

 5.1       Opinion of Bryan Cave LLP.*

10.1       Certified Diabetic Services, Inc. 1997 Incentive Program, as amended.

10.2       Form of Certified Diabetic Services, Inc. Stock Option Agreement.

10.3       Form of Certified Diabetic Services, Inc. Stock Option Agreement.

10.4       Employment Agreement between Certified Diabetic Supplies Inc. and Peter J. Fiscina, dated
           November 2, 1995.

10.5       Employment Agreement between Certified Diabetic Supplies Inc. and Myron M. Blumenthal, dated
           November 2, 1995.

10.6       Employment Agreement between Certified Diabetic Supplies Inc. and Albert R. Ayala, dated
           November 2, 1995.

10.7       Employment Agreement between Certified Diabetic Supplies Inc. and Joseph L. Marotta, dated as of
           February 14, 1997.

10.8       Employment Agreement between CDS Health Management, Inc. and Ronald G. Hersch, Ph.D., dated
           September 5, 1997.*

10.9       Mortgage and Security Agreement between First National Bank of Naples and Certified Diabetic
           Supplies Inc., dated May 31, 1996.

10.10      Commercial Guaranty between First National Bank of Naples and Certified Diabetic Supplies Inc.,
           dated July 31, 1997, guaranteed by Peter J. Fiscina.

10.11      Promissory Note issued by First National Bank of Naples to Certified Diabetic Supplies Inc., dated July
           31, 1997.

10.12      Commercial Guaranty between First National Bank of Naples and Certified Diabetic Supplies Inc.,
           dated July 31, 1997, guaranteed by Albert R. Ayala.

10.13      Promissory Note issued by First National Bank of Naples to Certified Diabetic Supplies Inc., dated
           January 9, 1997.

10.14      Commitment Letter between First National Bank of Naples and Certified Diabetic Supplies Inc., dated
           June 26, 1997.

10.15      Lease Agreement between Barnett Bank, N.A. and Certified Diabetics Supplies Inc., dated August 26,
           1997.

10.16      1997 Medicare/Medicaid Reagent Purchasing Agreement Contract A between Bayer Corporation and
           Certified Diabetic Supplies Inc., dated June 25, 1997.**

10.17      Purchasing Agreement Contract for Medicare Distributors Pilot Program between Lifescan Inc. and
           Certified Diabetic Supplies Inc., dated June 2, 1997.**

10.18      Participating Facility Agreement between MultiPlan, Inc. and Certified Diabetic Supplies Inc., dated
           May 20, 1997.**

10.19      Purchase and Sale Agreement between Barnett Bank, N.A. and Certified Diabetic Services, Inc., as
           amended on July 31, 1997, August 15, 1997 and August 18, 1997.

           (See footnotes on next page)

Exhibit
 Number                                                  Description
--------                                                 -----------
10.20      Medicare/Medicaid Strip Rebate Credit Purchasing Agreement between Boehringer Mannheim
           Corporation and Certified Diabetic Supplies Inc., dated May 22, 1997.**

10.21      Supply Agreement between Bayer Corporation and Certified Diabetic Supply, dated June 17, 1997.**

10.22      Diabetic Supplies Agreement between Certified Medical Supplies, Inc., Certified Diabetic Supplies Inc.,
           and Benefit Plan Administrator, Inc., dated July 2, 1997.**

10.23      Agreement for Services between Professional Employee Management, Inc. and Certified Diabetic
           Supplies Inc., dated June 9, 1997.

10.24      Financial Consulting Agreement with the Representative.*

21.1       List of Subsidiaries

23.1       Consent of Richard A. Eisner & Company, LLP.

23.2       Consent of Bryan Cave, LLP (appears in Exhibit 5.1).*

24         Power of Attorney (included on signature page).

------------
 * To be filed by amendment.

** Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.